                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ______________________


                                      FORM S-11A

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ______________________

                             INVESTORS REAL ESTATE TRUST
           (Exact name of registrant as specified in governing instruments)

                                 12 SOUTH MAIN STREET
                                   MINOT, ND 58701
             (Address of principal executive offices, including zip code)
                                ______________________

                                 TIMOTHY P. MIHALICK
                                 12 SOUTH MAIN STREET
                                   MINOT, ND 58701
                       (Name and address of agent for service)

                             Copies of communications to:

                              THOMAS A. WENTZ, JR., ESQ.
                              PRINGLE & HERIGSTAD, P.C.
                                    P.O. BOX 1000
                                 MINOT, ND 58702-1000
                                    (701) 852-0381
                                  FAX (701) 857-1361
                                ______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box.

                           CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------
                                     Proposed Maximum   Proposed Maximum
Title of securities   Amount to be    offering price   aggregate offering      Amount of
to be registered       registered        per unit           price          registration fee
- --------------------------------------------------------------------------------------------
Investors Real     1,000,000 shares   $7.00 per share     $7,000,000.00        $2,413.81
Estate Trust                                           aggregate offering
 Shares of                                                    price
 Beneficial
 Interest
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                     I

                            Cross Reference Sheet

Part I.  Information Required in Prospectus


ITEM                                                             PAGE LOCATION
- ----                                                             -------------
1  Forepart of Registration Statement and Outside Front Cover
     Page of Prospectus. . . . . . . . . . . . . . . . . . . . . . .  I, II
2  Inside Cover Page of Prospectus . . . . . . . . . . . . . . . . .      1
3  Summary Information, Risk Factors and Ratio of Earnings to
     Fixed Charges . . . . . . . . . . . . . . . . . . . . . 6, 7, 8, 9, 10
4  Determination of Offering Price . . . . . . . . . . . . . . . . . . . 10
5  Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
6  Selling Security Holders. . . . . . . . . . . . . . . . . . . . . . .N/A
7  Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . 10
8  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 11, 12
9  Selected Financial Data . . . . . . . . . . . . . . . . . . . . . 12, 13
10 Management's Discussion and Analysis of Financial Condition
     and Results of Operations . . . . . . . . . . . . . . . . . . .13 - 19
11 General Information as to Registrant. . . . . . . . . . . . . . . . . 19
12 Policy with Respect to Certain Activities . . . . . . . . 19, 20, 21, 22
13 Investment Policies of Registrant . . . . . . . . . . . . . . . . 22, 23
14 Description of Real Estate. . . . . . . . . . . . . . . . 23, 24, 25, 26
15 Tax Treatment of Registrant and Its Security Holders. 26, 27, 28, 29, 30
16 Market Price Of and Dividends on the Registrant's Common Equity
     and Related Stockholder Matters . . . . . . . . . . . . . . . . 30, 31
17 Description of Registrant's Securities. . . . . . . . . . . . . . . . 31
18 Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . 31
19 Security Ownership of Certain Beneficial Owners
     and Management. . . . . . . . . . . . . . . . . . . . . 31, 32, 33, 34
20 Directors and Executive Officers. . . . . . . . . . . . . . . 32, 33, 34
21 Executive Compensation. . . . . . . . . . . . . . . . . . . . 34, 35, 36
22 Certain Relationships and Related Transactions. . . . . . . . 34, 35, 36
23 Selection, Management and Custody of Registrant's Investments . . . . 37
24 Policies with Respect to Certain Transactions . . . . . . . . . . . . 37
25 Limitations of Liability. . . . . . . . . . . . . . . . . . . . . 37, 38
26 Financial Statements and Information. . . . . . . . . . . . . F-1 - F-34
27 Interests of Named Experts and Counsel. . . . . . . . . . . . . . . .N/A
28 Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .N/A


Part II.  Information Not Required in Prospectus

ITEM                                                             PAGE LOCATION
- ----                                                             -------------

30 Other Expenses of Issuance and Distribution . . . . . . . . . . . . .S-1
31 Sales to Special Parties. . . . . . . . . . . . . . . . . . . . . . .S-1
32 Recent Sales of Unregistered Securities . . . . . . . . . . . . . . .S-1
33 Indemnification of Directors and Officers . . . . . . . . . . . . . .S-1
34 Treatment of Proceeds from Stock Being Registered . . . . . . . . . .S-2
35 Financial Statements and Exhibits . . . . . . . . . . . . . . . S-2, S-3
36 Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-3








                                          II

Prospectus
                             INVESTORS REAL ESTATE TRUST
                                 12 South Main Street
                                   Minot, ND 58701
                                    (701) 852-1756

                      FOR 800,000 SHARES OF BENEFICIAL INTEREST
                   OF INVESTORS REAL ESTATE TRUST WITHOUT PAR VALUE
                            MINIMUM PURCHASE:  100 SHARES
                           OFFERING PRICE:  $7.00 PER SHARE
                                 _____________________

All of the shares of Beneficial Interest offered hereby (the "Shares) are being sold on a best efforts basis by Investors Real Estate Trust (the "Trust"). A best efforts basis means there is no assurance that any of the shares will be sold.

(1) The Trust is a North Dakota Business Trust which has operated as an infinite life real estate investment trust ("REIT") since its formation on July 30, 1970, and is organized for the purpose of investment in real estate and loans secured by real estate. The Trust's investment objectives are to provide investors appreciation of capital, greater security through investment diversification, and a high level of distributable income. The Trust owns or holds interests in a portfolio of real estate or real estate backed mortgages located in eight states.

All of the shares of Beneficial Interest offered hereby (the "Offering") are being sold only by the Broker-Dealers listed on page 10. There is no established over-the-counter secondary market for the shares. SEE "MARKET" PAGE 31.

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE SPECULATIVE. INVESTMENT IN THE SHARES INVOLVES CERTAIN MATERIAL RISKS AND THERE IS NO GUARANTEE OF RETURN ON INVESTMENT. SEE PAGE 7 OF THIS PROSPECTUS. AMONG SUCH RISKS ARE THE
FOLLOWING:

     -    LACK OF A PUBLIC MARKET AND LACK OF LIQUIDITY.

     -    TAXATION OF THE TRUST AS A CORPORATION IF IT FAILS TO QUALIFY AS A
          REIT.

     -    THE SHARE PRICE IS ARBITRARILY DETERMINED.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________________
(1) The shares are being offered on a "best efforts" basis. The termination date of the offering shall be a date not later than one year after the date of this Prospectus. The minimum required purchase is 100 shares. Any proceeds received from subscribers for the shares will not be placed in escrow or trust.

- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------
              Price to Public (2)    Selling Commission (3)    Proceeds to Trust (4)
- ---------------------------------------------------------------------------------------
Per Share           $7.00                    $.56                       $6.44
- ---------------------------------------------------------------------------------------
Total            $5,600,000                $448,000                  $5,152,000
- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------

The Trust has registered 1,000,000 of its shares of Beneficial Interest no par value per share, of which 200,000 shares are available only to shareholders who participate in the Trust's dividend reinvestment plan. See page 32. Said shares do not have a par value. The shares offered hereby (the "Offering") will be sold by securities broker-dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD").


   The Date of this Prospectus is _____________________, 1996.

______________________
     (2) The offering price of the shares was arbitrarily determined by the Company based on the price at which the shares have previously traded. See Determination of Offering Price. Page 10.


     (3) The Company will pay the securities broker-dealers a commission equal to $.56 per share for the sale of each share of Beneficial Interest sold by them. The maximum selling commission which may be earned by the soliciting dealers will be $448,000, provided the 800,000 shares available to the public are all sold. No other compensation shall be paid to the soliciting dealers in connection with the offering outlined by this Prospectus.


     (4) The proceeds to the company do not include a deduction for the expenses, other than the soliciting dealer's commission, incurred by the company as a result of the offering. These expenses are estimated to be $5,000 for printing and filing fees, and $25,000 for legal fees to be paid to Pringle & Herigstad, P.C.

                        TABLE OF CONTENTS


THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . .  6

AVAILABLE INFORMATION CONCERNING THE TRUST . . . . . . . . . .  7
     Securities and Exchange Commission. . . . . . . . . . . .  7
     Reports to Security Holders . . . . . . . . . . . . . . .  7
     Incorporation by Reference. . . . . . . . . . . . . . . .  7

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Price of Shares Arbitrarily Determined. . . . . . . . . .  8
     Intent to Qualify as a Real Estate Investment Trust . . .  8
     Best Efforts Sale . . . . . . . . . . . . . . . . . . . .  8
     Business Environment. . . . . . . . . . . . . . . . . . .  8
     Risks Related to Mortgage Lending . . . . . . . . . . . .  9
     Relationship with Advisor . . . . . . . . . . . . . . . .  9
     Environmental Liability . . . . . . . . . . . . . . . . .  9
     Competition . . . . . . . . . . . . . . . . . . . . . . .  9
     Liquidity . . . . . . . . . . . . . . . . . . . . . . .   10

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . .   10

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . .   10

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .   11

SELECTED FINANCIAL DATA - ANNUAL . . . . . . . . . . . . . .   12

TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS . . . .   12


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . .   13
     General . . . . . . . . . . . . . . . . . . . . . . . .   13
     Results of Operations . . . . . . . . . . . . . . . . .   13
          Fiscal Year 1996 Compared to Fiscal Year 1995. . . . 13
          Fiscal Year 1995 Compared to Fiscal Year 1994. . .   15
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . 16
     Funds From Operations . . . . . . . . . . . . . . . . . . 16
     Liquidity and Capital Resources . . . . . . . . . . . . . 17
     Affiliated Partnerships . . . . . . . . . . . . . . . . . 17
     Consolidated Financial Statements . . . . . . . . . . . . 18
     Impact of Inflation . . . . . . . . . . . . . . . . . . . 18
     Economic Conditions . . . . . . . . . . . . . . . . . . . 19

GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST. . . . . 19
     Organization of Trust . . . . . . . . . . . . . . . . . . 19
     Governing Instruments of Trust. . . . . . . . . . . . . . 19
     Shareholder Meetings. . . . . . . . . . . . . . . . . . . 19

POLICY WITH RESPECT TO CERTAIN ACTIVITIES. . . . . . . . . . . 19
     To Issue Senior Securities. . . . . . . . . . . . . . . . 19
     To Borrow Money . . . . . . . . . . . . . . . . . . . . . 19
     To Make Loans To Other Persons. . . . . . . . . . . . . . 20
MORTGAGE LOANS RECEIVABLE - UNRELATED. . . . . . . . . . . . . 20
     To Invest in the Securities of Other Issuers for the
           Purpose of Exercising Control . . . . . . . . . . . 20

     Consolidated Partnerships . . . . . . . . . . . . . . . . 21
     To Underwrite Securities of Other Issuers . . . . . . . . 21
     To Engage in the Purchase and Sale (or Turnover) of
           Investments . . . . . . . . . . . . . . . . . . . . 21
     To Offer Securities in Exchange for Property. . . . . . . 21
     To Repurchase or Otherwise Reacquire Its Shares or Other
           Securities. . . . . . . . . . . . . . . . . . . . . 21
     To Make Annual and Other Reports to Shareholders. . . . . 21

INVESTMENT POLICIES OF REGISTRANT. . . . . . . . . . . . . . . 22
     Investments in Real Estate or Interests in Real Estate. . 22
     Investments in Real Estate Mortgages. . . . . . . . . . . 22
     Investments in Other Securities . . . . . . . . . . . . . 22
     Investments in Securities Of or Interests In Persons
           Primarily Engaged in Real Estate Activities . . . . 23

DESCRIPTION OF REAL ESTATE . . . . . . . . . . . . . . . . . . 23
     INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
           AS OF APRIL 30, 1996. . . . . . . . . . . . . . . . 23
     Real Estate Owned . . . . . . . . . . . . . . . . . . . . 23
     Title . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Insurance . . . . . . . . . . . . . . . . . . . . . . . . 26
     Planned Improvements. . . . . . . . . . . . . . . . . . . 26
     Contracts or Options to Sell. . . . . . . . . . . . . . . 26
     Occupancy and Leases. . . . . . . . . . . . . . . . . . . 26

TAX TREATMENT OF REGISTRANT AND ITS SECURITY HOLDERS . . . . . 26
     Federal Income Tax. . . . . . . . . . . . . . . . . . . . 26
     North Dakota Income Tax . . . . . . . . . . . . . . . . . 28
     Taxation of the Trust's Shareholders. . . . . . . . . . . 28
     Taxation of Tax-Exempt Shareholders . . . . . . . . . . . 28
     Tax Considerations for Foreign Investors. . . . . . . . . 29
     Backup Withholding. . . . . . . . . . . . . . . . . . . . 29
     State and Local Taxes . . . . . . . . . . . . . . . . . . 29
     Other Tax Considerations. . . . . . . . . . . . . . . . . 30

MARKET PRICE OF AND DIVIDENDS ON THE TRUST'S COMMON EQUITY AND
     RELATED STOCKHOLDER MATTERS . . . . . . . . . . . . . . . 30
     Market for the Registrant's Common Stock and Related
           Security Holder Matters . . . . . . . . . . . . . . 30

DIVIDEND REINVESTMENT PLAN . . . . . . . . . . . . . . . . .   31

DESCRIPTION OF REGISTRANT'S SECURITIES . . . . . . . . . . . . 31
     Description of Shares . . . . . . . . . . . . . . . . . . 31

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . 31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 31

EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED
     TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . 34

ADVISORY AGREEMENT . . . . . . . . . . . . . . . . . . . . . . 34
     Basic Compensation. . . . . . . . . . . . . . . . . . . . 35
     Additional Compensation . . . . . . . . . . . . . . . . . 35
     Limitation. . . . . . . . . . . . . . . . . . . . . . . . 36
     Roger R. Odell. . . . . . . . . . . . . . . . . . . . . . 36
     Thomas A. Wentz, Sr.. . . . . . . . . . . . . . . . . . . 36

SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS . . . 37
     Management of Trust's Investments . . . . . . . . . . . . 37

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS. . . . . . . . . 37

LIMITATIONS OF LIABILITY . . . . . . . . . . . . . . . . . . . 37

                                THE TRUST

Investors Real Estate Trust (hereinafter "IRET"), an unincorporated business trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception.

IRET, pursuant to the requirements of Sections 856-858 of the Internal Revenue Code which govern real estate investment trusts, is engaged in the business of making passive investments in real estate equities and mortgages.

IRET has its only office in Minot, North Dakota, and operates principally within the confines of the State of North Dakota, although it has some real estate investments in the states of Minnesota, South Dakota, Nebraska, Montana, Colorado, Wisconsin, Idaho and Arizona.



IRET is the general partner of seven limited partnerships which own investment real estate. IRET, as the general partner and as a creditor of said limited partnerships, has a substantial influence over the operation of the partnerships. Thus, prior to its Fiscal Year 1996, the financial statements of IRET and the seven partnerships were consolidated for financial reporting purposes and all material intercompany transactions and balances have been eliminated. During IRET's Fiscal Year ended April 30, 1996, Chateau Properties refinanced its 64 unit apartment complex resulting in the payment in full of its contract for deed obligation to IRET. IRET was not required to guarantee Chateau's new mortgage loan. Thus, under generally accepted accounting rules, Chateau's financial statement is not to be consolidated with that of IRET. Prior year's results shown in this report have been restated to reflect the removal of Chateau from the consolidated statement. (See Note 11 to the Financial Statements.) The six limited partnerships consolidated with IRET are:

                    Eastgate Properties, Ltd.
                    Bison Properties, Ltd.
                    First Avenue Building, Ltd.
                    Sweetwater Properties, Ltd.
                    Hill Park Properties, Ltd.
                    Colton Heights, Ltd.

IRET operates on a fiscal year ending April 30. For its past three fiscal years, its sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions consolidated with said six limited partnerships are as follows:

                             Fiscal Year Ending 4/30

                                      1996       1995 RESTATED   1994 RESTATED
                                   -----------   -------------   -------------
REVENUE FROM OPERATIONS
Real Estate Rentals                $17,635,297    $12,280,738     $ 9,765,701
Interest, Discount & Fees            1,024,368      1,520,385       1,817,307
                                   -----------    -----------     -----------
                                   $18,659,665    $13,801,123     $11,583,008

EXPENSE                            $15,041,858    $10,240,805     $ 8,447,582
                                   -----------    -----------     -----------
NET REAL ESTATE INVESTMENT
  INCOME                           $ 3,617,807    $ 3,560,318     $ 3,135,426
GAIN ON SALE OF INVESTMENTS
  (CAPITAL GAIN)                       994,163        407,512          64,962
                                   -----------    -----------     -----------
NET INCOME                         $ 4,611,970    $ 3,967,830     $ 3,200,388
                                   -----------    -----------     -----------
                                   -----------    -----------     -----------

PER SHARE
     Net Income                    $       .38    $       .38     $       .36
     Dividends Paid                $       .36    $       .35     $       .33


As indicated above, IRET has two principal sources of operating revenue: rental income from real estate properties owned by the trust and interest income from mortgages and contracts for deed secured by real estate. A minor amount of revenue is derived from interest on short-term investments in government securities, interest on savings deposits and fees derived from serving as a general partner of certain limited partnerships. In addition to operating income, the trust has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates LLC, a North Dakota Limited Liability Company having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to the trust. Since the inception of the Trust and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to the trust, providing office facilities, administering day-to-day operations of the trust, and advising with respect to investments and investment policy. Effective January 1, 1986, the trust entered into a revised advisory agreement with Mr. Odell and Thomas A. Wentz, Sr.

Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as secretary of the association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Company from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962. Mr. Wentz' principal occupation is the practice of law as a partner in the law firm of Pringle & Herigstad, P.C., counsel to the trust and he provides services to Odell-Wentz & Associates on a part-time basis.

            AVAILABLE INFORMATION CONCERNING THE TRUST

SECURITIES AND EXCHANGE COMMISSION: The Trust is currently a reporting company pursuant to the Exchange Act and in accordance therewith annually files a Form 10-K and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission. The information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549, (202-272-3100). Copies of said information can be obtained from the Public Reference facility at prescribed rates.

REPORTS TO SECURITY HOLDERS: The Trust shall furnish shareholders with annual reports on or about July 25th of each year containing financial statements audited by the Trust's independent accountants, with quarterly reports for the first three quarters of each year containing unaudited summary financial and other information, and with such other reports as the Trust deems appropriate or as required by law.

INCORPORATION BY REFERENCE: Copies of any document or part thereof incorporated by reference in this prospectus but delivered therewith is available free of charge upon request made to Timothy Mihalick, 12 South Main Street, Minot, ND 58701 (701-852-1756).

                                RISK FACTORS

An investment in the shares involves various risks. Investors should consider the following factors which make the Offering one of high risks:

PRICE OF SHARES ARBITRARILY DETERMINED: The price of the shares has been determined by the Trust and is a higher price than the price paid by the current holders of the Trust's shares. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the shares.

INTENT TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: The Trust intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although the Trust believes that it is organized and will continue to operate in such a manner, no assurance can be given that the Trust will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex code provisions for which there are only limited judicial or administrative interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualifications as a REIT or the federal income tax considerations of such qualifications. If in any taxable year the Trust failed to qualify as a REIT, the Trust would not be allowed a deduction for distribution to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. As a result, the funds available for distribution to the Trust's shareholders would be reduced for each of the years involved. Although the Trust currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Trust's Board of Trustees to revoke the REIT election.

BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by the Trust. In the event fewer than all the Shares are sold during the offering period (which is 365 days from the date of this document), the Trust would have fewer cash assets to apply toward its business plan. In such event, the fixed operating expenses of the Trust, as a percentage of gross income, would be higher and consequently reduce the taxable income distributable to shareholders.

BUSINESS ENVIRONMENT: The results of operations of the Trust will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of the Trust. The yields available from time to time on mortgages and other real estate investments depend to a large extent on the type of security involved, the type of investment, the condition of the money market, the geographical location of the property, general economic conditions, competition, and other factors, none of which can be predicted. Trust funds are presently invested in real estate in North Dakota and several other states. As a result, the Trust may be subject to substantially greater risk than if its investments were more dispersed geographically. Local conditions, such as competitive overbuilding or a decrease in employment, may adversely affect the performance of the Trust's investments. In the area in which the Trust operates, the economy is dependent on the areas of agriculture and mineral development. If these areas do not perform satisfactorily, the ability of the Trust to realize profits from its business of real estate investments will be adversely affected.

RISKS RELATED TO MORTGAGE LENDING: All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property. In the event of a default by a borrower on a mortgage loan, it may be necessary for the Trust to foreclose its mortgage or engage in negotiations which may involve further outlays to protect the Trust's investment. The mortgages securing the Trust's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which the Trust invests in a junior mortgage, to liens of senior mortgages, and the Trust may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, the Trust might lose first priority of its lien to mechanics' or materialmen's liens by reason of wrongful acts of the borrower. It is possible that the total amount which may be recovered by the Trust in such cases may be less than its total investment, with resultant losses to the Trust.

Loans made by the Trust may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which the Trust receives on its loans may not be held to exceed the statutory maximum, in which case the Trust may be subjected to the penalties imposed by the statutes.

RELATIONSHIP WITH ADVISOR: Certain operating expenses of the Trust, including compensation to the advisor and the trustees, must be met regardless of profitability. The advisor's fee is computed as a percentage of the investments of the Trust. (See "Advisory Agreement" on page 36.)

ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property. Under federal and state legislation, property owners are liable for cleanup expenses in connection with hazardous wastes or other hazardous substances found on their property. No assurance can be given that a substantial financial liability may not occur with respect to properties owned or acquired in the future by the Trust. It is the policy of the Trust to obtain a Phase I environmental survey upon purchasing property and, as of the date of this Prospectus, the Trust is unaware of any environmental liability with respect to properties in its portfolio.

COMPETITION: Investments of the types in which the trust is interested may be purchased on a negotiated basis by many kinds of institutions, including mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals. In addition, there are a number of other real estate investment trusts in operation, some of which may be active in one or more of the Trust's areas of investment. Investments must thus be made by the Trust in competition with such other entities. The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money. The presence of the foregoing competitors increases the available supply of funds to prospective borrowers from the Trust. All these factors, in turn, vary in relation to may other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors. The Trust cannot predict the effect which such factors will have on its operations.

LIQUIDITY: No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. At the present time, there is no brokerage firm that "makes a market" for Trust shares. All resales of Trust shares are now on a "best efforts" basis and the ability of a shareholder to resell shares is dependent on the broker-dealer locating a purchaser. During the past five years, to the best of the Trust's knowledge, all shareholders desiring to resell their shares have been able to do so within five business days. The current spread between the price charged to purchasers of IRET shares and the price paid to sellers of IRET shares is 8%.

                 DETERMINATION OF OFFERING PRICE

The offering price of $7.00 per share was arbitrarily established by the Trust based upon the previous asked price for its shares of Beneficial Interest over the past three calendar years. The total number of shares traded, the high and low bid and asked prices during this period and the quarterly dividend are as follows:

                                                                    QUARTERLY
CALENDAR                   NO. OF          BID           ASKED      PER SHARE
 YEAR      MONTHS       SHARES TRADED  LOW     HIGH   LOW    HIGH    DIVIDEND
- --------   ------       -------------  ----    ----   ----   ----   ---------
 1993   April-June         230,068     5.10    5.19   5.80   5.90     .0805
 1993   July-September     140,339     5.10    5.19   5.90   5.90     .081
 1993   October-December   181,613     5.16    5.28   5.90   6.00     .0815
 1994   January-March      250,167     5.20    5.37   6.00   6.10     .082
 1994   April-June         163,347     5.20    5.37   6.10   6.10     .0825
 1994   July-September     134,529     5.37    5.63   6.10   6.25     .088
 1994   October-December   335,518     5.63    5.89   6.25   6.40     .084
 1995   January-March      210,106     5.89    5.89   6.40   6.40     .085
 1995   April-June         137,766     5.89    6.03   6.40   6.55     .08625
 1995   July-September     452,665     5.89    6.03   6.40   6.55     .0925
 1995   October-December   466,447     5.89    6.16   6.40   6.70     .08875

 1996   January-March      451,383     6.16    6.30   6.70   6.85     .09


                             DILUTION


The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of April 30, 1996, the book value of the 13,258,908 shares then outstanding was $3.82. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $3.98 per share. Thus, a purchasing shareholder paying $7.00 per share under this Offering will incur an immediate book value dilution of $3.02 per share.



                       PLAN OF DISTRIBUTION

The shares offered by this Prospectus shall be sold by Inland National Securities, Inc., attention David Theusch, of 21 South Main, Minot, North Dakota 58701, (701) 852-1640, and Financial Advantage Brokerage Services, Inc., attention Roger Domres, of 17 South Main, Minot, North Dakota 58701,
(701) 852-3090, or the registered securities salespeople associated with said firms. All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales are subject to a 100 share or $700.00 minimum purchase. For each share sold, the selling Broker-Dealer shall receive a commission of $.56 per share. No other compensation or fees other than the percentage commission shall be paid by the Trust to the Broker-Dealers.

The relationship between the Broker-Dealers and the Trust may be terminated by either entity at any time for any reason. Both Broker-Dealers have the opportunity to sell the entire Offering.

                             USE OF PROCEEDS

The net proceeds from the sale of the 800,000 shares offered to the public will be added to the Trust's operating capital to be used in connection with its general business purposes.

As of the date of this Prospectus, the Trust is engaged in constructing apartment buildings in Minot and Grand Forks, North Dakota, and Billings, Montana, and plans to construct the additional apartments described below. These apartments are of a design and type previously constructed by the Trust during the past three years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (49 units), and Minot, North Dakota (98 units). The apartments constructed in Sioux Falls, Bismarck and Minot have rented quickly at projected rental rates and, in the judgment of management, will produce a satisfactory investment return. The Trust intends to continue the construction of this type of apartment building as follows:

                     APARTMENTS UNDER CONSTRUCTION

           CITY                    UNITS                  ESTIMATED COST
           ----                    -----                  --------------
       Minot, ND                    98                     $ 4,375,000
       Grand Forks, ND             116                       5,275,000
       Billings, MT                 98                       5,000,000
                                                           -----------
                   Total - Apartments Under Construction   $14,650,000


                  PLANNED APARTMENT CONSTRUCTION

           CITY                    UNITS                  ESTIMATED COST
           ----                    -----                  --------------
       Grand Forks, ND             201                     $ 9,100,000
       Bismarck, ND                192                       9,000,000
       Billings, MT                 98                       4,600,000
                                                           -----------
                  Total - Planned Apartment Construction   $22,700,000

The Trust does not yet own all of the land necessary for the planned apartment construction, nor has it arranged for the financing that would be necessary. Thus, no assurance can be given that the Trust will successfully complete this construction program.

The Trust will also continue to consider other real estate investment opportunities that are presented to it, but is not obligated at the date of this Prospectus to acquire any real estate investments and expects to concentrate its efforts and resources on the planned apartment construction projects described above during the next 18 month period.

The Trust will also derive funds to fund the properties under construction that are described above from the following sources:


     - DEPRECIATION REVENUE. As a "Real Estate Investment Trust" under the Internal Revenue Code, the Trust must distribute at least 95% of its taxable income. However, in computing taxable income, a deduction for depreciation of the buildings owned by the Trust is allowed. In the Fiscal year ended April 30, 1996, this depreciation deduction was $2,261,724. The amount of this depreciation is used by the Trust to acquire addition real estate investments.


     - LOANS. The Trust seeks to borrow approximately 70% of the cost of real estate purchased. The objective is to purchase real estate at a price which will yield a higher percentage return than the interest
          rate payable on the mortgage loan.   This "leverage" is
          essential to producing a satisfactory return to the owners of the Trust. (No assurance can be given that the income actually earned on real estate investments made by the Trust will be higher than the interest rate paid on the Trust's mortgage loans.) As of April 30, 1996, the ratio of mortgage liabilities to total Trust real estate assets was $71,699,059 of mortgage liabilities to $117,896,163 of real estate assets or 61%. Thus, as much as $36,094,184 could be borrowed on the existing portfolio before reaching the desired debt ratio of 70% (present equity in real estate of $117,896,163, minus mortgages of $71,699,059 equals $46,197,104 divided by 30% = $153,990,347, minus present real estate owned of $117,896,163 equals $36,094,184) (no assurance can be given that this amount of borrowed funds would be available).

     - CASH ON HAND/MARKETABLE SECURITIES/CREDIT LINE. On April 30, 1996, IRET had cash on hand of $2,715,274. IRET also maintains an investment in marketable government insured securities ($4,411,857 as of April 30, 1996) which securities are held in brokerage accounts with Dean Witter and Smith Barney. The current policy of said brokers is to allow the Trust to borrow up to 90% of the market value of these securities for short-term needs. Also, the Trust may enter into short-term credit line borrowing agreements with banks if the need arises. As of April 30, 1996, IRET had an unsecured line of credit of $5,000,000 with First American Bank West, Minot, ND, none of which was in use. No assurance can be given that either of these borrowing arrangements would be available to the Trust.

                     SELECTED FINANCIAL DATA - ANNUAL

                                                        YEAR ENDED APRIL 30
                                ------------------------------------------------------------------
                                    1996         1995           1994          1993         1992
                                ------------  ------------  -------------  ----------  -----------
                                               (Restated)    (Restated)
Consolidated Income Statement Data
  Revenue                       $ 18,659,665   $13,801,123    $11,583,008  $ 8,316,643  $ 7,206,054
  Operating income                 3,617,807     3,560,318      3,135,426    2,231,092    1,628,155
  Gain on repossession/
    sale of investments              994,163       407,512         64,962      132,610       22,858
  Net income                       4,611,970     3,967,830      3,200,388    2,363,702    1,651,013
Balance Sheet Data
  Total real estate investments  122,377,909    84,005,635     64,089,476   50,041,059   34,302,341
  Total assets                   131,355,638    94,616,744     72,391,548   54,658,569   38,997,080
  Shareholders' equity            50,711,920    37,835,654     29,997,189   23,745,443   18,849,635

Consolidated Per Share Data
  Net income                    $        .38   $       .38    $       .36  $       .29  $       .23
  Gain of repossession/
    sale of investments                  .08           .04            .01          .01          .00
  Dividends                              .36           .35            .33          .32          .31
  Tax status of dividend
    Capital gain                         1.6%         11.0%          7.37%        4.08%         1.0%
  Ordinary income                       98.4%         89.0%         92.63%       74.04%        68.0%
  Return of capital                      0.0%          0.0%          0.00%       21.88%        31.0%

       TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS
(FISCAL YEAR 1995 RESULTS RESTATED - SEE NOTE 11 TO FINANCIAL STATEMENTS)

                                                        QUARTER ENDED
                                    -----------------------------------------------------
                                      7-31-94       10-31-94       1-31-95       4-30-95
                                    -----------    -----------   -----------   ----------
Consolidated Income Statement Data
  Revenue                           $ 3,247,910    $ 3,529,364   $ 3,492,941   $3,530,908
  Income before gains on
    sale of investments                 794,755      1,066,229     1,014,011      685,328
  Net gain on sales of
    investments                              --        305,543            --      101,969
  Net income                            794,755      1,371,772     1,014,011      787,292


  Per Share
  Income before gains on
    sale of investments             $       .07     $     .10    $      .10    $     .07
  Net gain on sale of
    investments                              --           .03            --          .01


                                                        QUARTER ENDED
                                    -----------------------------------------------------
                                      7-31-95       10-31-95       1-31-96       4-30-96
                                    -----------    -----------   -----------   ----------
Consolidated Income Statement Data
  Revenue                            $3,782,061     $4,715,186    $5,104,409   $5,058,009
  Income before gains on
    sale of investments               1,009,468      1,058,136     1,082,506      467,697
  Net gain on sales of
    investments                              --             --       522,001      472,162
  Net income                          1,009,468      1,058,136     1,604,507      939,858

  Per Share
  Income before gains on
    sale of investments             $       .09     $      .09    $      .09   $      .04
  Net gain on sale of
    investments                              --             --    $      .04   $      .04


     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS

GENERAL: IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970. IRET is in the business of owning income producing real estate investments. No major changes in IRET's business has occurred from the organization of the Trust in 1970 to the date of this Prospectus, and none are planned at this time.


RESULTS OF OPERATIONS:

     FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995: IRET's Fiscal Year 1996, which ended on April 30, 1996, produced very favorable results, including a substantial increase in IRET's investment portfolio and satisfactory increases in earnings and funds from operations.

          EARNINGS. IRET's net taxable earnings for Fiscal Year 1996 increased to $4,611,970, compared to $3,967,830 earned in Fiscal 1995 and $3,200,388 earned in Fiscal 1994. Fiscal 1996 taxable income includes $994,163 of capital gain income from the sale of assets from the investment portfolio, compared to $407,512 of capital gain income in Fiscal 1995 and $64,962 of capital gain income in Fiscal 1994.

          On a per share basis, net taxable income was $.38 per share for Fiscal 1996, the same as earned in Fiscal 1995. Per share taxable income in Fiscal 1994 was $.36 per share.

          As noted in prior reports, as IRET repositions its investment portfolio by replacing high yielding mortgage loans with equity investments in real estate properties, taxable earnings are depressed.

          FUNDS FROM OPERATIONS. Funds from operations (taxable income increased by non-cash deductions of depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 1996 increased to $5,977,431 ($.49 per share) from the $5,434,244 ($.52 per share) generated in Fiscal 1995 and the $4,607,708 ($.52 per share) generated in Fiscal 1994.

          REVENUES. Total revenues for Fiscal 1996 were $18,659,665, compared to $13,801,123 in Fiscal 1995 and $11,583,008 in Fiscal 1994. The
          increase in revenues received during Fiscal 1996 in excess of Fiscal 1995 revenues was $4,858,542. This increase resulted from:

               Rent from 6 properties acquired in Fiscal 1996        $3,272,078
               Rent from 6 properties acquired in Fiscal 1995
                    in excess of that received in Fiscal 1994         2,094,922
               An increase in rental rates on existing
                    properties (2.5%)                                   259,084
               A decrease in rent on Smith Home Furnishing
                    Building (bankruptcy of tenant)                    -348,310
               A decrease in rent - properties sold during 1996        -178,888
               A decrease in interest income                           -240,344
                                                                     ----------
                                                                     $4,858,542

          The increase in revenue during Fiscal 1996 resulted primarily from the addition of new real estate properties to the portfolio. Rents received on properties acquired prior to the beginning of Fiscal 1995 increased by 2.5%. Overall occupancy was stable at 95%. The decline in operating income per share (from $.35 per share in Fiscal 1994, to $.34 in 1995 and $.30 in 1996) reflects the continuing repositioning of the investment portfolio from a mix of real estate equities and mortgage loans to one consisting entirely of real estate equities.
          The income on the mortgage loans made by the Trust was immediately reflected in operating income. Many of these mortgage loans earned interest at 14% per annum and several produced additional participation income. These mortgages have now been largely paid off and have been replaced with equity investments in apartments and triple net leased commercial property. The initial operating and taxable income on the equity investments is lower than what was being earned on the mortgage loans, but management is of the opinion that these new investments will produce very satisfactory investment returns in the years ahead.

          Capital gain income, on the other hand, has been increasing ($.01 per share in Fiscal 1994 compared to $.04 per share in Fiscal 1995 and $.08 per share in Fiscal 1996). IRET is marketing its older and smaller apartment investments and will continue to reposition its portfolio into newer and larger properties.

          The $644,140 increase in net income for Fiscal 1996 over the net income earned in the prior fiscal year resulted from:

               An increase in gain from the sale of investments      $  586,651
               An increase in net rental income (rents, less
                    utilities, maintenance, taxes, insurance
                    and management)                                   3,193,087
               A decrease in interest income                           (496,017)
               An increase in interest expense                       (2,063,429)
               An increase in depreciation expense                     (494,430)
               A decrease in bad debt expense                           200,000
               An increase in operating expenses and advisory
                    trustee services                                   (204,481)
               An increase in amortization expense                      (77,241)
                                                                     ----------
                                                                     $  644,140

          PROPERTY ACQUISITIONS. IRET acquired over $40,000,000 of new properties during Fiscal 1996. They were:

        COMMERCIAL:                                                 COST
        -----------                                                 ----
          -    Barnes & Noble Superbookstore, Omaha, NE
               (15 year net lease)                                $3,627,206**

          -    Stone Container Manufacturing Plant, Fargo, ND     $4,042,217**



          APARTMENTS:
          -    96 units, Billings, MT                             $ 3,727,440*
          -    49 units, North Pointe, Bismarck, ND               $   927,450**
          -    98 units, South Pointe Phase I, Minot, ND          $ 2,727,085**
          -    313 units, West Stonehill, St. Cloud, MN           $10,765,830**
          -    18 units, Minot, ND                                $   593,147
          -    49 units, Grand Forks, ND                          $ 3,373,754*
          -    164 units, South Winds, Grand Forks, ND            $ 5,433,683
          -    98 units, South Pointe II, Minot, ND               $ 4,290,061*
          -    49 units, Circle 50, Billings, MT                  $   491,247*
          -    67 units, Columbia Park II, Grand Forks, ND        $   661,855*
                                                                  -----------
                                                                  $40,660,975

          *Property not placed in service at April 30, 1996. Additional costs are still to be incurred.

          **Represents costs to complete a project started in the year ending April 30, 1995.

          PROPERTY DISPOSITIONS: During Fiscal 1996, IRET sold several older and smaller apartment buildings. In addition, a contract for deed receivable from Chateau Properties, Ltd., was paid in full, resulting in the recognition of deferred capital gain. The total gain recognized from the sale of properties (both current and deferred) was $994,163 for Fiscal 1996, compared to $407,512 in Fiscal 1995, and $64,962 in Fiscal 1994. It is management's intention to continue to market IRET's older and smaller apartment projects.


     FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994: (This comparative report is reproduced as it was submitted for Fiscal Year 1995. The Fiscal 1995 results were restated in the Fiscal 1996 Financial Report because of the removal of Chateau Properties from the consolidated Financial Report resulting in small changes to the Fiscal 1995 results. See Note 11 to the attached Financial Report for an explanation of these changes.) Net income for Fiscal 1995 increased to $3,971,108, compared to $3,243,063 for Fiscal 1994 and $2,363,702 for Fiscal 1993. On a per share basis, net income was $.38 for Fiscal 1995, an increase of 6% over the $.36 earned in the prior year and 31% more than the $.29 earned in Fiscal 1993.

     Gain from the sale of real estate investments constituted $403,094 ($.04 per share) of the Fiscal 1995 net income, compared to $64,962 ($.01 per share) included in the Fiscal 1994 net income and $132,610 ($.01 per share) for Fiscal 1993.

     Total revenues were $14,117,694 in Fiscal 1995, compared to $11,884,579 in 1994 and $8,316,643 in 1993. The Fiscal 1995 revenue increase of $2,233,115 consisted of:

          Rent from 4 properties acquired in Fiscal 1995   $  534,013
          Rent from 4 properties acquired in Fiscal 1994
               in excess of that received in Fiscal 1994    1,860,429

          An increase in rental rates on existing
               properties (3%)                                213,973
          An increase in occupancy rates on existing
               properties (1/2%)                               52,171
          A decrease in rent - property sold during 1995
               (Yankton)                                     (131,995)
          A decrease in interest income                      (260,001)
                                                           ----------
               Net revenue increase (1995 over 1994)       $2,233,115
                                                           ----------
                                                           ----------

     Thus, the increase in revenue resulted primarily from the addition of new real estate properties to the portfolio. Scheduled rents on existing properties increased by 3%, while occupancy increased to 95.5% from 95% in the prior year.

     The $728,045 increase in net income for Fiscal 1995 over the amount earned in the prior year resulted from:

          An increase in gain from sale of investments     $  338,132
          An increase in net rental income (rents, less
               utilities, maintenance, taxes, insurance
               and management)                              1,999.032
          A decrease in interest income                      (295,476)
          An increase in interest expense                    (832,073)
          An increase in depreciation expense                (441,163)
          A decrease in bad debt expense                       50,000
          An increase in operating expenses & other items     (87,407)
                                                           ----------
                                                           $  728,045
                                                           ----------
                                                           ----------

     IRET purchased some $27,000,000 of real estate properties during Fiscal 1995 and has contracted to acquire approximately $25,000,000 of additional real estate properties in the coming year. Thus, the Trust's portfolio will shift rapidly from a significant investment in high-yielding mortgage loans to a portfolio consisting primarily of equity positions in real estate. This change in the portfolio will result in a decrease in net income because of increased depreciation.

     We expect earnings in Fiscal 1996 to exceed this year's level. Occupancy, rental rates and interest rates are expected to remain at present levels and the new properties that are being added to the portfolio will enhance net income.



DIVIDENDS.  The following dividends were paid during Fiscal 1996:

              DATE               PER SHARE DIVIDEND
              ----               ------------------
          July 1, 1995                 $.09*
          October 1, 1995              $.0875
          January 5, 1996              $.09
          April 1, 1996                $.09125
                                       -------
                                       $.35875

        *Includes $.005 special dividend.

FUNDS FROM OPERATIONS. The funds derived during Fiscal 1996 by the Trust from its operations increased by 12% over the prior year and by 33% from the Fiscal 1994 level ($5,977,431 in Fiscal 1996, versus $5,348,271 in 1995 and $4,487,099 in 1994). (IRET uses the definition of "Funds From Operations" recommended by the National Association of Real Estate Investment Trusts to mean "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis." It is emphasized that funds from operations as so calculated and presented does not represent cash flows from operations as defined under generally accepted accounting principles and should not be considered as an alternative to net income as an indication of operating performance or to cash flows as a measure of liquidity or ability to fund all cash needs.) (See the Consolidated Statements of Cash Flows in the Consolidated Financial
Statements attached hereto.)


The following is a comparison of dividends paid during the past five fiscal years to Funds From Operations (as defined above):


                       Fiscal         Fiscal           Fiscal         Fiscal       Fiscal
ITEM                    1996     1995 (RESTATED)  1994 (RESTATED)      1993         1992
- ----                   ------    ---------------  ---------------     ------       ------
Net Income (GAAP)    $4,611,970    $3,967,830       $3,200,388      $2,363,702   $1,651,073
Less Gains (Losses)
  from Property
  Sales                 994,163       407,512           64,962         132,610       22,858
                     ----------    ----------       ----------      ----------   ----------
Operating Income     $3,617,807    $3,560,318        3,135,426      $2,231,092   $1,628,155
Plus Depreciation     2,261,724     1,767,294        1,323,474       1,051,370      824,369
Plus Amortization        97,900        20,659           28,199          16,364       11,289
                     ----------    ----------       ----------      ----------   ----------
Funds from
  Operations         $5,977,431    $5,348,271       $4,487,099      $3,298,826   $2,463,813
Dividends Paid        4,439,034     3,660,986        3,102,061       2,633,799    2,257,303
                     ----------    ----------       ----------      ----------   ----------
                     $1,538,397    $1,687,285       $1,385,038      $  665,027   $  206,510

Management expects that the Funds From Operations (as defined above) will continue to improve during Fiscal 1997 and will exceed dividends paid in the coming year.

LIQUIDITY AND CAPITAL RESOURCES. IRET's financial condition at the end of Fiscal 1996 continued at the very strong level of its prior fiscal year.

     - Equity capital increased to $50,711,920 from $37,835,654 on April 30, 1995, a gain of $12,876,266 (34%). Equity capital on April 30, 1994, was $30,320,401. These increases result from the sale of shares of beneficial interest and the reinvestment of dividends in new shares.

     - Liabilities increased to $80,643,718 from $56,781,090 on April 30, 1995, and $42,409,447 on April 30, 1994.

     - Total assets increased to $131,355,638 from $94,616,744 on April 30, 1995, and $72,729,848 on April 30, 1994.

     - Cash and marketable securities were $7,127,131 compared to the year earlier figure of $9,595,254, and $7,263,031 on April 30, 1994.

     - In addition to its cash and marketable securities, IRET has an unsecured line of credit agreement with First American Bank West, Minot, North Dakota, of $5,000,000, none of which was in use on April 30, 1996.

AFFILIATED PARTNERSHIPS. IRET has sponsored and serves as a general partner of seven limited partnerships. Because of IRET's position as a general partner and creditor of these partnerships and because the partnerships (with the exception of Chateau Properties) did not produce sufficient cash flow to pay debts due to IRET as scheduled prior to Fiscal Year 1996, the financial statements of IRET and the seven partnerships have been consolidated for financial reporting purposes to more properly depict the financial status of IRET. (It is emphasized that the consolidation of the financial reports does not change the legal relationship between IRET and the partnerships, nor the income tax reporting by IRET or the partnerships.) During Fiscal Year 1996, a new mortgage loan was negotiated by Chateau Properties, Ltd., on its 64-unit apartment building in Minot, North Dakota. As a result of this refinancing, the partnership paid the balance that it owed to IRET on the contract for deed under which the apartment building had been purchased from IRET. Further, IRET was not required to guarantee the new mortgage loan made by the partnership. Accordingly, for Fiscal 1996, IRET is accounting for its partnership interest in Chateau Properties under the equity method of accounting. Prior financial statements included in the audited financial statement and this report have been restated to reflect this change. See Note 11 in the attached financial report for a detail of the effect of this accounting change.

The seven affiliated partnerships are as follows:

                         YEAR               PROPERTY               IRET
NAME                    FORMED               OWNED              OWNERSHIP
- ------------------------------------------------------------------------------
Chateau Properties,      1979               64 Unit               26.7%
Ltd.                                        Apt. Bldg.

Sweetwater Properties,   1981               114 Units              0%
Ltd.                                        Apts.

Bison Properties,        1982               125 Units             20%
Ltd.                                        Apts.

First Avenue Building,   1981               16,500 sq. ft.        20%
Ltd.                                        Office Bldg.

Eastgate Properties,     1983               116 Units             18%
Ltd.                                        Apts.

Colton Heights, Ltd.     1984               18 Unit               18.69%
                                            Apt. Bldg.

Hill Park Properties,    1985               96 Units               7.14%
Ltd.                                        Apts.

CONSOLIDATED FINANCIAL STATEMENTS:

The financial statement included in this Prospectus consolidates financial statements of IRET and six of the above seven limited partnerships (Chateau Properties is excluded). All material inter-company transactions and balances have been eliminated on the consolidated statement. The principal impact of this consolidation on the statement of operations is to reduce reported income as a result of increased depreciation. On the balance sheet, related mortgage loans and the investment in partnerships is reduced and real estate owned is increased. Also, the deferred income account is decreased and the retained earnings account is also decreased.



IMPACT OF INFLATION. The costs of utilities and other rental expenses continue to increase, but in most areas, IRET has been able to increase rental income sufficiently to cover inflationary increases in rental expense. Increases in rental income are not precluded by long-term lease obligations except for a few commercial properties subject to long-term net lease agreements. Thus, as market conditions allow, rents will be increased to cover inflationary expenses and to provide a better return to IRET.

ECONOMIC CONDITIONS. Fiscal 1996 saw continued good economic conditions in the northern plains states in which the Trust operates. The economy was strong, due to adequate rainfall and higher commodity prices and a moderate improvement in energy activity. Occupancy rates were stable at 95% and rent levels for Trust properties improved only slightly in Fiscal 1996 (2 1/2%).



      GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST

ORGANIZATION OF TRUST. Investors Real Estate Trust is an unincorporated business trust organized and governed under the laws of North Dakota. The Trust has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code.

GOVERNING INSTRUMENTS OF TRUST. The Trust was organized pursuant to Trust Agreement dated July 31, 1970. The Trust will continue, unless sooner terminated by a 2/3rds vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees. All of the original Trustees are still living, the youngest being 60 years of age. The existence of the Trust may be extended indefinitely by action of the Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares.

SHAREHOLDER MEETINGS. The governing provisions of the Trust require the holding of annual meetings. It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of August. All shareholders shall be given not less than 15 nor more than 40 days prior written notice.

Special meetings of the shareholders may be called at any time upon not less than 15 nor more than 40 days prior written notice by the Chairman of the Trustees, by a majority of the trustees or by the written request of shareholders holding in aggregate not less than 20% of the issued and outstanding shares entitled to vote at such meeting.

            POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following information is a statement of the Trust's policy as it pertains to the described activities.



TO ISSUE SENIOR SECURITIES. The Trust has issued and outstanding Investment Certificates which are senior to the shares of Beneficial Interest being offered under this Prospectus. The Investment Certificates are issued for a definite term and annual interest rate (currently 7% for 6 months; 7 1/2% for 1 year; 8% for 3 years and 8 1/2% for 5 years). In the event of dissolution of the Trust, the Investment Certificates would be paid in preference to the shares of Beneficial Interest. As of April 30, 1996, the Investment Certificates outstanding totalled $5,802,469. The Trust does not plan on issuing other senior securities in the future.



TO BORROW MONEY. The Trust plans to continue to borrow money. The Trust relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders. The Trust intends to continue borrowing funds in the future.

Over the past three fiscal years, the Trust has borrowed funds as follows:


                           FISCAL                FISCAL                FISCAL
                            1996                  1995                  1994
                           ------                ------                ------
Cost of Property
  Acquired              $40,660,975           $27,033,369           $17,569,810

Net Increase in
  Mortgages Payable     $21,702,852           $13,006,654           $11,684,600

Percent of Acquisition
  Price Represented by
  Net Increase in
  Mortgages Payable         53%                   48%                   67%



TO MAKE LOANS TO OTHER PERSONS. As part of the Trust's business plan, Trust funds have been loaned to third parties. The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders.

The Trust has no present plans to make additional loans of Trust funds, but may do so in the future.

The Trust has the following outstanding mortgage loans:

              MORTGAGE LOANS RECEIVABLE - UNRELATED:



                              REAL ESTATE              4/30/96
LOCATION                      SECURITY                 BALANCE         RATE
- --------                      -----------              -------         ----
BILLINGS, MT
Colton Heights                Apts. - 144 Units      $  320,938          9%

DENVER, CO
Westminister-Writer Corp.     Residential Lots          618,810         14%
Centrebrooke Homes            Residential Lots          205,517         12%

GILBERT, AZ
NE1/4-27-2-6                  Commercial Land           681,032          8%

BISMARCK, ND
M. Knutt                      Apts.                     236,880         11%

DOUGLAS, GA
Sweetwater Springs            Retirement Center       1,254,810          9%

OTHER MORTGAGES
Over $100,000                                        $  978,893       8-10 1/4%
$50,000 to $99,999                                      360,998       8-12%
$20,000 to $49,999                                      252,315       8-12%
Less than $20,000                                        21,950       7-12%
                                                     ----------
                TOTAL                                $4,932,138
                Unearned Discounts                      (18,222)
                Allowance for Losses                   (165,074)
                Deferred Gain                          (267,096)
                                                     ----------
                                                     $4,481,746
                                                     ----------
                                                     ----------


TO INVEST IN THE SECURITIES OF OTHER ISSUERS FOR THE PURPOSE OF EXERCISING CONTROL. The Trust has not invested in such securities in the past. The decision to do so is vested solely in the Board of Trustees and may be changed without a vote of the shareholders.

The Trust currently holds an interest in the following partnerships:


                            Year Partner-
Name, Location, Size        ship Formed       Fiscal                             Mortgages
& Type of Real              and % Owned        1996       Year                    Payable
Estate Owned                  by Iret       Occupancy   Purchased     Cost         (Rate)
- --------------------------------------------------------------------------------------------
CHATEAU PROPERTIES, LTD.
Apartment Complex               1979            99%        1972     $2,663,654   $1,318,597
- - Minot, ND, 64 Units          26.7%                                                   (7%)

CONSOLIDATED PARTNERSHIPS:

SWEETWATER PROPERTIES, LTD.
Apartment Complex               1981            94%        1972      1,354,230      275,285
- - Devils Lake, ND                 0%                                                (9.25%)
  72 Units
- - Grafton, ND, 42 Units

BISON PROPERTIES, LTD.
Apartment Complex               1982            94%        1972      1,490,135      188,062
- - Jamestown, ND                  20%                                                (8.5 to
  90 Units                                                                             10%)
- - Carrington, ND
  18 Units
- - Cooperstown, ND
  17 Units

FIRST AVENUE BUILDING, LTD.
16,500 sq. ft. Office
  Building                      1981            95%        1981        778,817            0
- - 15 First Ave. SW               20%
  Minot, ND

EASTGATE PROPERTIES, LTD.
Apartment Complex               1983            85%        1970      1,681,203            0
- - Terrace on the Green           18%
  Moorhead, MN
  116 Units

COLTON HEIGHTS, LTD.
Apartment Building              1984            97%        1984        816,561      399,197
- - Minot, ND, 18 Units         18.69%                                                 (8.5%)

HILL PARK PROPERTIES, LTD.
Garden Grove Apts.              1985            92%        1985      2,820,677    1,551,775
- - 201 Xavier Drive             7.14%                                              (10.625%)
  Bismarck, ND, 92 Units


It is possible that the Board may increase IRET's ownership in the above entities or seek to acquire a controlling ownership interest in other unrelated entities.

TO UNDERWRITE SECURITIES OF OTHER ISSUERS. The Trust has no plans to engage in such an activity.

TO ENGAGE IN THE PURCHASE AND SALE (OR TURNOVER) OF INVESTMENTS. The Trust has no plans to engage in such an activity.

TO OFFER SECURITIES IN EXCHANGE FOR PROPERTY. The Trust has no plans to engage in such an activity.

TO REPURCHASE OR OTHERWISE REACQUIRE ITS SHARES OR OTHER SECURITIES. As a "real estate investment trust" under federal income tax laws, the Trust intends to invest only in real estate assets. The Trust is authorized, but not obligated, to repurchase its own shares and may do so from time to time if the Trustees deem such action to be appropriate.

TO MAKE ANNUAL AND OTHER REPORTS TO SHAREHOLDERS. The Trust is required to provide an annual report to shareholders during the month of July. The annual report contains a financial statement certified by an independent public accountant. Provision of the annual report to shareholders may only be changed by a vote of a majority of the shareholders. The Trust has a policy of providing quarterly reports to the shareholders during January, March, June and October. The quarterly reports do not contain a financial statement certified by an independent public accountant. The provision of a quarterly report to the shareholders may be changed by a majority of the Board without a vote of the shareholders.

                INVESTMENT POLICIES OF REGISTRANT

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Trust currently owns real estate located in 8 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

The Trust may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except the Trust may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating the Trust's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning the Trust's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. The Trust will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.


There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for the Trust must not exceed 80%. As of April 30, 1996, the ratio of total liabilities ($80,643,718) to total assets ($131,355,638) was 61%.


It is not the Trust's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of the Trust to acquire assets primarily for income.

The Trust has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN REAL ESTATE MORTGAGES. While the Trust has made mortgage loans in the past, it is the current policy of the Trust not to make any further mortgage loans.

Any Trust policy as it relates to mortgage loans may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN OTHER SECURITIES. The Trust has purchased and now owns United States guaranteed obligations. These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No investments in other types of securities are planned.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Trust does not plan to make any such investments.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

                    DESCRIPTION OF REAL ESTATE


IRET owned the following properties as of April 30, 1996:

        INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
                       AS OF APRIL 30, 1996

REAL ESTATE OWNED:



                                                   Fiscal                              Mortgages
                                                    1996       Year                     Payable
    Location                       Size/Type     Occupancy  Purchased       Cost         (Rate)
    --------                       ---------     ---------  ---------    ----------    ---------
APARTMENTS:

    Century Apartments             192 Unit          89%       1986       3,565,505    2,700,000
    Williston, ND                  Apt. Complex                                           (7.5%)


    Century Condos                 22 Condo          94%       1983         421,683           0
    Beulah, ND                     Apt. Units                & 1989

    Century Apts.                  120 Unit          98%       1986       1,741,619    1,595,000
    Dickinson, ND                  Apt. Complex                                           (7.5%)

    201 - 301 17th Ave NE          2 24-Unit         92%       1987         806,694           0
    Waseca, MN                     Apt. Bldgs

    Virginia Apts.                 14 Unit           95%       1988         217,083        2,377
    Minot, ND                      Apt. Bldg.                                              (10%)

    1305 Birch St.                 24 Unit           94%       1989         399,278      135,871
    Marshall, MN                   Apt. Bldg.                                             (9.0%)

    Oak Manor Apts.                27 Unit           99%       1989         285,917      238,264
    Dickinson, ND                  Apt. Bldg.                                            (9.75%)

    4301-13 9th Ave. SW            2 18-Unit         97%       1988         997,642      218,330
    Fargo, ND                      Apt. Bldgs.                                           (8.65%)

    Parkway Apts.                  2 18-Unit         93%       1989          82,386            0
    Beulah, ND                     Apt. Bldgs.

    Scottsbluff Estates            2 24-Unit         96%       1988         710,039      196,024
    Scottsbluff, NE                Apt. Bldgs.                                          (10.25%)

    177 10th Ave. E                41 Unit           86%       1989         360,877      234,660
    Dickinson, ND                  Apt. Bldg.                                            (8.75%)

    312 12th Ave. NW               18 Unit           97%       1989         256,750       45,670
    Mandan, ND                     Apt. Bldg.                                            (8.75%)

    105 Grant St.                  12 Unit           80%       1990         171,884            0
    Harvey, ND                     Apt. Bldg.

    Candlelight Apts.              66 Unit           97%       1992         838,017      539,961
    Fargo, ND (2/3rds)             Apt. Complex                                          (8.25%)

    Forest Park                    270 Unit          97%       1993       6,596,264    4,177,577
    Grand Forks, ND                Apt. Complex                                          (9.75%)

    Oakwood Estates                100 Unit          95%       1993       3,323,305    2,250,000
    Sioux Falls, SD                Apt. Complex                                           (7.5%)

    Prairie Winds                  48 Unit           98%      1993        1,960,108    1,388,452
    Sioux Falls, SD                Apt. Complex                                          (7.19%)

    Crestview Apts.                152 Unit          92%      1994        4,572,879    2,880,049
    Bismarck, ND                   Apt. Complex                                          (8.30%)

    Pointe West                    90 Unit           86%      1994        3,812,603    2,395,789
    Rapid City, SD                 Apt. Complex                                          (8.34%)

    Oxbow Apts.                    96 Unit           98%      1994        4,942,650    3,565,000
    Sioux Falls, SD                Apt. Complex                                           (7.5%)

    Pine Cone                      195 Unit          92%      1995       13,071,638   10,645,576
    Ft. Collins, CO                Apt. Complex                                         (7.125%)

    Southview                      24 Unit           98%      1995          653,948            0
    Minot, ND                      Apt. Complex

    North Pointe                   49 Unit           96%      1996        2,387,600    1,382,528
    Bismarck, ND                   Apt. Complex                                          (8.18%)

    South Pointe - Phase I         98 Unit           N/A      1996        4,789,552    2,775,212
    Minot, ND                      Apt. Complex               Completed                  (8.01%)

    Stonehill                      313 Unit          96%      1995       11,106,355    8,186,235
    St. Cloud, MN                  Apt. Complex                                          (9.21%)

    1112 32nd Ave. SW              18 Unit           99%      1995          593,147      414,283
    Minot, ND                      Apt. Complex                                           (9.0%)

    South Winds                    164 Unit          N/A      1995        5,433,683    3,721,568
    Grand Forks, ND                Apt. Complex                                          (7.84%)

    South Pointe - Phase II        98 Units          N/A      Not         4,270,062            0
    Minot, ND                      Apt. Complex               Completed

    Billings, MT                   98 Units          N/A      Not         3,754,088            0
                                   Apt. Complex               Completed

    Columbia Park                  116 Unit          N/A      Not         4,035,609            0
    Grand Forks, ND                Apt. Complex               Completed

    Circle 50                      49 Unit           N/A      Not           491,247            0
    Billings, MT                   Apt. Complex               Completed


COMMERCIAL:

    114 S. Main                    3,500 sq ft.      100%     1978          103,905       18,389
    Minot, ND                      Retail Bldg.                                             (9%)

    408 1st St SE                  Rental House      100%     1986           46,873            0
    Minot, ND

    Arrowhead Center               80,000 sq ft.      97%     1973        2,397,414      145,277
    Minot, ND                      Shopping Center                                         (10%)

    Superpumper                    Gas Station/      100%     1986          297,064            0
    Emerado, ND                    Conven. Store

    Superpumper                    Gas Station/      100%     1987          239,212            0
    Langdon, ND                    Conven. Store

    401 South Main                 9,200 sq ft.       96%     1988          474,686            0
    Minot, ND                      Commercial Bldg.

    Lester Chiropractic            5,000 sq ft.      100%     1988          268,916            0
    Clinic                         Clinic Bldg.
    Bismarck, ND (1/2 int.)

    Superpumper                    Gas Station/      100%     1988          301,013            0
    Bottineau, ND                  Conven. Store

    Superpumper                    Gas Station/      100%     1988          428,778            0
    Crookston, MN                  Conven. Store

    Superpumper                    Gas Station/      100%     1991          485,007            0
    Grand Forks, ND                Conven. Store

    Superpumper                    Gas Station/      100%     1991          250,000            0
    New Town, ND                   Conven. Store

    Pioneer Hi Bred                Office/Whse.      100%     1991          653,876      350,023
    Moorhead, MN                                                                        (8.625%)

    Lindberg                       Office/Whse.      100%     1991        1,455,789      851,838
    Eden Prairie, MN                                                                      (8.5%)

    Creekside                      Office Bldgs.      91%     1991        1,571,135      946,482
    Billings, MT                                                                         (8.35%)

    Superpumper                    Gas Station/      100%     1992          120,600            0
    Sidney, MT                     Conven. Store

    Hutchinson Technology          Manufacturing     100%     1992        4,429,026    2,470,548
    Sioux Falls, SD                Plant                                                  (8.5%)

    Minot Plaza                    11,200 sq ft.     100%     1993          502,898            0
    Minot, ND                      Strip Shopping Center

    Retail Warehouse               70,000 sq ft.      58%     1994        5,639,576    3,629,797
    Boise, ID                      Retail warehouse                                      (9.75%)

    Midco Theatre                  28,528 sq. ft.    100%     1994        2,545,736    1,703,009
    Grand Forks, ND                10-screen theatre                                     (8.65%)
                                   30 Year Lease

    Pet Foods                      18,000 sq. ft.    100%     1995        1,276,776      834,130
    Fargo, ND                      Retail/Whse.                                          (8.31%)

    Barnes and Noble               30,000 sq. ft.    100%     1995        3,292,012    2,317,499
    Fargo, ND                      Retail/Whse.                                          (7.98%)

    Stone Container                Currently Under   N/A      1995        4,938,486    3,271,632
    Fargo, ND                      Construction                                          (8.25%)

    Barnes & Noble                 Currently Under   100%     1995        3,699,101    2,510,624
    Omaha, NE                      Construction                        ------------      (7.98%)

         TOTAL COMMERCIAL                                                35,417,879


CONSOLIDATED PARTNERSHIPS:

    Sweetwater Properties          114 Apt.           79%     1972        1,354,230      251,014
    Devils Lake & Grafton, ND      Units                                                 (9.75%)

    Bison Properties               125 Apt.           90%     1972        1,490,135      152,946
    Jamestown, Carrington &        Units                                                   (10%)
    Cooperstown, ND

    First Avenue Building          16,500 Sq. Ft.     93%     1981          779,817            0
    Minot, ND                      Office Bldg.

    Eastgate Properties            116 Unit           81%     1970        1,693,189            0
    Moorhead, MN                   Apt. Complex

    Colton Heights                 18 Unit            97%     1984          816,561       381,682
    Minot, ND                      Apt. Bldg.                                              (9.5%)

    Hill Park Properties           92 Unit            86%     1985        2,822,476     1,470,000
    Bismarck, ND                   Apt. Complex                        ------------        (7.5%)

          TOTAL PARTNERSHIPS                                              8,956,408

                                   Total Real Estate Owned             $131,447,734   $71,321,337
                                   Less Accumulated Depreciation        (13,551,571)  -----------
                                                                       ------------   ------------
                                   Net Carrying Value                  $117,896,163
                                   Other Properties Sold Contract      ------------
                                       For Deed                        ------------   $   377,722
                                                                                      -----------
                                                                                      $71,699,059
                                                                                      -----------
                                                                                      -----------

TITLE. The title to all of the above properties is in the name of IRET in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

INSURANCE. In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

PLANNED IMPROVEMENTS. There are no plans for material improvements to any of the above properties.


CONTRACTS OR OPTIONS TO SELL. As of April 30, 1996, IRET had not entered into any contracts or options to sell any of the above properties, other than an agreement to sell the 24 unit apartment complex in Hutchinson, Minnesota, for $500,000.


OCCUPANCY AND LEASES. Occupancy rates shown above are for the fiscal year ended April 30, 1996. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one year leases, with the normal term being six months. Leases on commercial properties vary from one year to 20 years. The tenant occupying the retail warehouse in Boise, Idaho, declared bankruptcy. The lease has been terminated and the Trust is seeking a new tenant.

       TAX TREATMENT OF REGISTRANT AND ITS SECURITY HOLDERS

FEDERAL INCOME TAX. Since its organization, the Trust has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders.

To be considered a real estate investment trust for purposes of the Federal income tax laws, the Trust must continue to meet the following requirements, among others:

(1) At the end of each fiscal quarter at least 75% of the value of the total assets of the Trust must consist of real estate assets (including interests in mortgages on real property and shares in other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-858 of the Internal Revenue Code), cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of the Trust, the securities of any one issuer acquired by the Trust may not represent more than 5% of the value of the Trust's assets or more than 10% of the outstanding voting securities of such issuer.

(2) At least 75% of the gross income of the Trust for the taxable year must be derived from real property rents, interest on obligations secured by mortgages on real property, abatements and refunds of real estate taxes, gains from the sale or other disposition of real estate interests or mortgages on real property and dividends or other distributions on, and gains from the sale of, shares of other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-868 of the Internal Revenue Code. An additional 15% of the gross income of the Trust must be derived from the same sources or from dividends, or interest, or gains from the sale or other disposition of stock or securities, or any combination of the foregoing.

(3) Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income. The Trust may not hold any property primarily for sale to customers in the ordinary course of its trade or business.

(4) Beneficial ownership of the Trust must be held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. More than 50% of the outstanding capital stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

As a real estate investment trust, the Trust will not be taxed on that portion of its taxable income (including capital gains) which is distributed to shareholders, if at least 95% of its real estate investment trust taxable income (taxable income adjusted as provided in Section 857 of the Internal Revenue
Code) is distributed. However, to the extent that there is undistributed taxable income or undistributed capital gain, the Trust will be taxed as a corporation at corporate income tax rates. The Trust will not be entitled to carry back or carry forward any net operating losses.

So long as the Trust has met the statutory requirements for taxation as a real estate investment trust, distributions made to the Trust's shareholders will be taxed to them as ordinary income or long term capital gain, as the case may be. Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations. The Trust will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain. The shareholders may not include in their individual income tax returns any operating or extraordinary losses of the Trust, whether ordinary or capital losses.

If, in any taxable year, the Trust should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by the Trust in computing its taxable income. Such distributions, to the extent made out of the Trust's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

The foregoing, while summarizing some of the more significant provisions of the Internal Revenue Code which govern the tax treatment of the Trust, is general in character. For a complete statement, reference should be made to the pertinent Code Sections and the Regulations issued thereunder.

In the opinion of the law firm of Pringle & Herigstad, P.C., counsel for the Trust, the contemplated method of operation of the Trust complies with the requirements of the Internal Revenue Code for qualification as a real estate investment trust. The Regulations of the Treasury Department require that the trustees have continuing exclusive authority over the management of the Trust, the conduct of its affairs and, with certain limitations, the management and disposition of the trust property. It is the intention of the trustees to effect any amendments to the Declaration of Trust that may be necessary in the opinion of counsel for the Trust to meet the requirements of any modification or interpretation of the Regulations. Provision for such amendment by the trustees, without the vote or consent of the shareholders, is contained in the Declaration of Trust.

NORTH DAKOTA INCOME TAX. In the opinion of counsel for the Trust, since the Trust qualifies as a Real Estate Investment Trust for purposes of the Federal income tax laws, it will not be subject to the North Dakota Corporate Income Tax on that portion of its taxable income (including capital gains) which is distributed to shareholders, provided that the 95 percent distribution requirement outlined above is met. To the extent there is undistributed taxable income or undistributed capital gain, the Trust will be taxed as a corporation for North Dakota income tax purposes. The Trust will not be entitled to carry back or carry forward any net operating losses. Distributions to the trust shareholders of capital gains or taxable income will be subject to the North Dakota income tax.

TAXATION OF THE TRUST'S SHAREHOLDERS. If the Trust qualifies as a REIT, and so long as the Trust so qualifies, distributions made to the Trust's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed the Trust's actual net capital gain dividend for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. The Trust will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

In addition, any dividend declared by the Trust in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust.

In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from the Trust should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRET or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Common Stock should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Common Stock as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt financed property" within the meaning of
Section 514 of the Code.

For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in the Trust will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Trust. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

Notwithstanding the above, however, the recently enacted Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and
(iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirements, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS. The preceding discussion does not address the federal income tax considerations to foreign investors of an investment in the Trust. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the Common Stock could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING. The Trust will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Trust.

STATE AND LOCAL TAXES. The Trust or its shareholders may be subject to state or local taxation in the state or local jurisdiction in which the Trust's investments or loans are located or in which the shareholders reside.

Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

OTHER TAX CONSIDERATIONS. In the event the Trust enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Trust and (ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if the Trust's ownership interest in the joint venture exceeds 10%, the Trust would cease to qualify as a REIT. Furthermore, in such a situation even if the Trust ownership does not exceed 10%, distributions from the joint venture to the Trust would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for the Trust to qualify as a REIT for the taxable year in which such distribution was received and the interest in the joint venture held by the Trust would not qualify as a "real estate asset" which could make it more difficult for the Trust to meet the 75% asset test described above. Finally, in such a situation the Trust would not be able to deduct its share of losses generated by the joint venture in computing its taxable income., See "Failure of the Trust to Qualify as a Real Estate Investment Trust" above for a discussion of the effect of the Trust's failure to meet such tests for a taxable year. The Trust will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

           MARKET PRICE OF AND DIVIDENDS ON THE TRUST'S
          COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. At the present time, there is no brokerage firm that "makes a market" for Trust shares. All resales of Trust shares are now on a "best efforts" basis and the ability of a shareholder to resell shares is dependent on the broker-dealer locating a purchaser. At the present time, the Trust itself acts to support the secondary market in its shares by repurchasing shares upon the following terms: A repurchase limitation of $100,000 per customer, with a cumulative total for all shareholders of $600,000. To the extent shares are sold by the Trust under this Offering, such sales will replenish the repurchasing fund on a share for share basis. THIS REPURCHASE POLICY MAY BE CHANGED AT ANY TIME BY THE BOARD OF TRUSTEES AND NO ASSURANCE CAN BE GIVEN OF ITS CONTINUATION. Sales of Trust shares are handled by Inland National Securities, Inc., 21 South Main, Minot, ND 58701, and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, ND 58701. The following is a summary of the total number of shares sold and repurchased during the past 7 years:

                           PRICE RANGE
                           -----------

                           Shares Repurchased From            New Shares Sold
                                 Shareholders                      By IRET
Year        No. of Shares     Low         High              Low          High
- ----        -------------     ---         ----              ---          ----
1989           686,847        3.82        4.18              4.35         4.75
1990           396,816        4.18        4.40              4.75         5.00
1991           562,227        4.40        4.75              5.00         5.40
1992           646,779        4.75        5.02              5.40         5.70
1993           911,773        5.02        5.28              5.70         6.00
1994           817,872        5.28        5.63              6.00         6.40
1995         1,266,984        5.89        6.16              6.40         6.70

As of April 30, 1996, IRET had 2,884 shareholders. No shareholder held more than 5% of the 13,365,393 shares outstanding and there were no warrants or stock options outstanding. Dividends are paid on January 5, April 1, July 1, and October 1 of each year.


                    DIVIDEND REINVESTMENT PLAN

The Trust is registering 200,000 of its shares of Beneficial Interest to distribute to its shareholders who elect to participate in its Dividend Reinvestment Plan.

Each shareholder shall have the option to receive dividends in the form of additional shares instead of in cash. In order to participate in the Dividend Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (701) 852-1756. The shareholder may terminate participation at any time by notifying the Transfer Agent.

The price at which shares will be issued under the Dividend Reinvestment Plan is equal to 92% of the price at which the Trust is then offering its shares for sale to the public on the dividend declaration date ($6.85 X 92% = $6.30 per share as of the date of this Prospectus).

The dividend is taxable to the shareholders whether received in cash or shares.

              DESCRIPTION OF REGISTRANT'S SECURITIES

DESCRIPTION OF SHARES. The shares of beneficial interests of the Trust are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by the Trust upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 20 percent of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

The shares of beneficial interests are transferable in the same manner as are shares of a North Dakota business corporation.

With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected.

                        LEGAL PROCEEDINGS


IRET is not involved in any legal proceedings or litigation other than normal collection matters that will not have a material impact on financial results.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


As of May 31, 1996, no persons, or any Trustee or officer individually was known by the Trust to own beneficially more than 5% of the outstanding shares of Beneficial Interest.

Collectively, the Trustees owned 8.38% of such shares on May 31, 1996.

Name and Position      Principal Occupations     Trustee   Shares Beneficially
With Trust             During Past 5 Years        Since    Owned As Of 5-31-96

C. Morris Anderson     President of North Hill
 Trustee, Age 67       Bowl, Inc.; Director of
                       International Inn, Inc.,
                       Norwest Bank - Minot, N.A.
                       and a Partner in Magic
                       City Realty, Ltd.           1970          11,164 (5)

Ralph A. Christensen   Retired Rancher; Director of
 Trustee and Chairman  First Bank - Minot, N.A.;
 Age 67                Chairman of IRET            1970          40,361 (6)

John D. Decker
 Trustee, Age 79       Investor                    1970          40,352 (7)

Mike F. Dolan
 Trustee and Vice      Investor;
 Chairman, Age 84      Vice-Chairman of IRET       1978         224,867 (8)

J. Norman Ellison, Jr. Businessman; Managing
 Trustee, Age 73       Partner of Ellison Realty
                       Co.; Former Director of
                       First Bank - Minot, N.A.    1970          18,067 (9)

Daniel L. Feist        Realtor, Broker, Real Estate
 Trustee, Age 64       Developer, Builder, General
                       Contractor; President of Feist
                       Construction & Realty, Inc.;
                       Director of First Bank -
                       Minot, N.A. and N.D.
                       Holdings, Inc., Minot, ND   1985         275,314 (10)

__________________

     (5) Owned by Mr. Anderson and his wife as Joint Tenants.

     (6) Includes shares held in Mr. Christensen's IRA, and also his wife's IRA, which is comprised of 567 shares; the balance is owned by Mr. Christensen and his wife as Joint Tenants. Mr. Christensen's children own 16,679 shares as to which Mr. Christensen does not have beneficial ownership or any dispositive powers.

     (7) Owned by Mr. Decker with his wife as Tenants in Common. Mr. Decker's children own 3,384 shares as to which Mr. Decker does not have beneficial ownership or dispositive powers.

     (8) Mr. Dolan's children own 12,428 shares, as to which Mr. Dolan disclaims beneficial ownership or dispositive powers.

     (9) Includes 4,416 shares held by Mr. Ellison's wife. Mr. Ellison disclaims beneficial ownership of such shares.

    (10) Includes 34,372 shares held by Mr. Feist's wife and in her IRA.
Mr. Feist disclaims beneficial ownership of such shares. Mr. Feist's children own 74,913 shares as to which Mr. Feist does not have beneficial ownership or dispositive powers.

Patrick G. Jones       Investor; Former President
 Trustee, Age 48       of Central Venture Capital,
                       Inc.; former Manager and
                       Director of Minot Daily
                       News                        1986          74,392 (11)

Jeff L. Miller         Investor; Businessman; President
 Trustee and Vice      of M & S Concessions, Inc., and
 Chairman, Age 52      former president of Coca-Cola
                       Bottling Co. of Minot; and Director
                       of First Bank - Minot       1985         129,401 (12)

Roger R. Odell         Realtor; President of IRET;
 Trustee and           Partner in Odell-Wentz &
 President, Age 70     Associates (Advisor of IRET);
                       Director of Investors Manage-
                       ment & Marketing, Inc. and Inland
                       National Securities, Inc.; Partner
                       in Magic City Realty, Ltd.  1970         143,866 (13)

Thomas A. Wentz, Sr.   Attorney, Pringle & Herigstad,
 Trustee and Vice      P.C.; Vice-President of IRET;
 President, Age 61     Partner in Odell-Wentz &
                       Associates (Advisor to the
                       Trust).                      1970        218,984 (14)

As of May 31, 1996, all of the above trustees as a group owned or held voting control of 1,120,456 shares of Beneficial Interest of IRET, representing 8.38% of the 12,365,393 shares then outstanding.

During the fiscal year ending April 30, 1996, there were twelve regular meetings of the Board of Trustees. All of the Trustees attended 75% or more of the meetings held during said fiscal year.


There are no separate audit, nominating or compensation committees of the Board of Trustees, which duties are performed by the Board as a whole.

__________________

     (11) Includes 37,112 shares held by Mr. Jones' wife in her IRA. Mr. Jones disclaims beneficial ownership of such shares. Mr. Jones' children own 10,925 shares as to which Mr. Jones disclaims beneficial ownership.

     (12) 42,764 of such shares are owned by Mr. Miller's wife. Mr. Miller disclaims beneficial ownership of such shares.

     (13) Includes 9,275 shares owned by Magic City Realty and 19,548 shares owned by Investors Management & Marketing, Inc. Also includes 67,897 shares owned by Mr. Odell's wife as to which shares Mr. Odell disclaims beneficial ownership. Mr. Odell's children own 64,317 shares as to which Mr. Odell does not have beneficial ownership or dispositive powers.

     (14) Includes 161,680 shares owned by Wenco, Ltd. and 27,214 shares held by Pringle & Herigstad Retirement Fund of which Mr. Wentz is Trustee. Also includes 12,452 shares held by Mr. Wentz's wife outright and 5,837 shares in her IRA. Mr. Wentz disclaims beneficial ownership of such shares. Mr. Wentz's children own 992 shares as to which Mr. Wentz does not have beneficial ownership or dispositive powers.

The last shareholder meeting at which Trustees were elected was held on August 9, 1995, at which meeting shareholders owning 60.59% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.


         EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS
                     AND RELATED TRANSACTIONS


The following tabulation shows the cash compensation paid by IRET to its trustees and officers during its fiscal year ending April 30, 1996. The Trust has no retirement, bonus, or deferred compensation plan and no other compensation will accrue, directly or indirectly, to any of the Trustees except as noted below.

                                                 Cash Compensation
                        Capacity in                for Year Ending
Name                    Which Served                April 30, 1996
- ----                    ------------             -----------------

C. Morris Anderson      Trustee                        $ 6,816.50
Ralph A. Christensen    Trustee & Chairman               8,794.25
John D. Decker          Trustee                          6,916.50
Mike F. Dolan           Trustee & Vice Chairman          7,806.00
J. Norman Ellison, Jr.  Trustee                          7,216.50
Daniel L. Feist         Trustee                          7,116.50
Jeff L. Miller          Trustee & Vice Chairman          7,806.00
Patrick G. Jones        Trustee                          7,016.50
Thomas A. Wentz, Sr.    Trustee & Vice President          (1 & 2)
Roger R. Odell          Trustee & President                   (1)

(1) Mr. Odell is a partner in Odell-Wentz & Associates, the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1996, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $516,036. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1996, Investors Management & Marketing, Inc., received $281,717 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1996, the Trust paid Inland National Securities, Inc. $269,656 as security sales fees.

(2) Mr. Wentz is a partner in Odell-Wentz & Associates. He is also a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. During the fiscal year ending April 30, 1996, the Trust paid Pringle & Herigstad, P.C., the sum of $23,488 for legal services rendered and disbursements made on behalf of the Trust.


                        ADVISORY AGREEMENT

Roger R. Odell has served as advisor to IRET since its formation in 1970. As of January 1, 1986, a revised Advisory Agreement was entered into between IRET and Odell-Wentz & Associates, a partnership of Roger R. Odell and Thomas A. Wentz, Sr. Mr. Odell serves as president and Mr. Wentz serves as vice president of IRET. Mr. Wentz has also served as attorney for IRET since its formation as a member of the law firm of Pringle & Herigstad, P.C.

Under the Advisory Agreement, the advisor has the following duties and responsibilities:

Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to shareholders, and also for the postage for mailing reports, checks and other documents to shareholders.

The Advisor, under the direction of Trustees, shall be responsible to conduct all operations of IRET, including:

Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

Payment of bills;

Disbursement of dividends;

Preparing monthly reports to the Trustees;

Preparing quarterly and annual reports to shareholders;

Preparing notices of shareholders' meetings and proxies and proxy statements;
and

Advising the Trustees as to investment decisions, including acquisition and disposition of real estate and other permissible investments.

For providing the above services, the Advisor is compensated as follows:

BASIC COMPENSATION. Advisor shall receive monthly as its basic compensation for the above described services a percentage of "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:

1/12th of .9% of net invested assets up to $10,000,000; and,

1/12th of .8% of net invested assets over $10,000,000, but less than $20,000,000; and,

1/12th of .7% of net invested assets in excess of $20,000,000.

For the purpose of this agreement, "net invested assets" shall be determined as follows:

     Add:      +total assets at cost
               +depreciation reserve
               +unearned contract receivable discount
               +deferred gain account

     Subtract: -cash
               -marketable securities, less margin accounts
               -total liabilities

ADDITIONAL COMPENSATION. For its services in investigating and negotiating the acquisition of real estate equities, mortgages or contracts for deed by IRET, the

Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

LIMITATION. Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.

Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the shareholders holding a majority interest in IRET. The Agreement is renewable annually and was last renewed for the calendar year 1996 by action of the Board of Trustees at its December, 1995 regular meeting.

ROGER R. ODELL. Mr. Odell's address is 1445 SW 15th St., Minot, North Dakota 58701, (701) 839-4631. Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota, since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as Secretary of the Association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Trust from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.


Mr. Odell is a partner in Odell-Wentz & Associates, the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1996, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $516,036. The terms of said Advisory Agreement are explained above. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1996, Investors Management & Marketing, Inc., received $281,717 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1996, the Trust paid Inland National Securities, Inc., $269,656 as security sales fees.

THOMAS A. WENTZ, SR.. Mr. Wentz's address is 505 8th Ave. SE, Minot, North Dakota 58701, (701) 838-0811. Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962.

Mr. Wentz is a partner in Odell-Wentz & Associates, the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1996, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $516,036. The terms of said Advisory Agreement are explained above.

He is also a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. During the fiscal year ending April 30, 1996, the Trust paid Pringle & Herigstad, P.C., the sum of $23,488 for legal services rendered and disbursements made on behalf of the Trust.

     SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS

MANAGEMENT OF TRUST'S INVESTMENTS. The Trust contracts with various local management companies for the sole purpose of leasing, maintaining and monitoring the Trust's interests. All other management is the responsibility of the Advisor.

          POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

No trustee, officer or advisor of the Trust, or any person affiliated with any such persons, shall sell any property or assets to the Trust or purchase any property or assets from the Trust, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders and that relate to:

     a. the acquisition of property or assets at the formation of the Trust or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State
         Securities Commissioner;

     b. The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage
         Association is purchasing comparable mortgages;

     c. The acquisition of other mortgages on terms not less favorable to the Trust than similar transactions involving unaffiliated parties; or,

     d. The acquisition by the Trust of other property at prices not exceeding) or disposition of other property at prices not less than) the fair value thereof as determined by independent appraisal.

All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the trustees, including a majority of the independent trustees. All brokerage commissions or remuneration received by any such person from the Trust in connection with any such transactions shall be deemed a part of the fee payable under any management or advisory contract.

No trustee or affiliate of the trustee shall receive a brokerage commission or other such remuneration in connection with the acquisition or disposition of Trust assets.

                     LIMITATIONS OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The governing instrument of the Trust provides as follows:

  Section 11. NONLIABILITY OF TRUSTEES. No trustee shall be liable individually for any act or omission of any other trustee or agent or representative of the Trust, or for negligence, error in judgment, or any act or omission except his own willful misfeasance, bad faith, or gross negligence in the conduct of his duties.

  Every act or thing done or omitted, and every power exercised or obligation incurred by the trustees or any of them in the administration of the Trust or in connection with any business or property of the Trust whether ostensibly in their own names or in their trust capacity, shall be deemed done, omitted, exercised, or incurred by them as trustees and not as individuals; and upon any debt, claim, demand, judgment, decree, or obligation of any nature whatsoever against or incurred by the trustees in their capacities as such, whether founded upon contract, tort or otherwise, resort shall be had solely to the property of the Trust.

  Nothing contained in the Declaration shall protect a trustee or agent or representative of the Trust against liability to the Trust or to the Shareholders for willful misfeasance, gross negligence or bad faith in the conduct of his duties.

  Section 12. INDEMNIFICATION OF TRUSTEES. The Trust shall indemnify and hold harmless each trustee from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such trustee may become subject by reason of his being or having been a trustee, or by reason of any action alleged to have been taken or omitted by him as trustee, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no trustee shall be indemnified or reimbursed under the foregoing provisions in relation to any matter unless it shall have been adjudicated that his action or omission did not constitute willful misfeasance, bad faith, or gross negligence in the conduct of his duties, or, unless, in the absence of such an adjudication, the Trust shall have received a written opinion from independent counsel, approved by the trustees, to the effect that if the matter of willful misfeasance, bad faith, or gross negligence in the conduct of duties had been adjudicated, it would have been adjudicated in favor of such trustee. The rights accruing to a trustee under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such trustee in any proper cause even though not specifically provided for herein; provided, that no trustee may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust and no Shareholder shall be personally liable with respect to any claim of a trustee for indemnity or reimbursement. Notwithstanding any of the provisions hereof, however, no trustee shall be indemnified for any lability which he personally may have under the provisions of the Securities Act of 1933.

                   INVESTORS REAL ESTATE TRUST

                   AND AFFILIATED PARTNERSHIPS

                       MINOT, NORTH DAKOTA








                CONSOLIDATED FINANCIAL STATEMENTS

                              AS OF

                     APRIL 30, 1996 AND 1995

                               AND

                   INDEPENDENT AUDITOR'S REPORT

                   INVESTORS REAL ESTATE TRUST
                   AND AFFILIATED PARTNERSHIPS
                        TABLE OF CONTENTS


                                                         Pages
                                                         -----

INDEPENDENT AUDITOR'S REPORT                                1

CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                             2-3

  Consolidated Statements of Operations                     4

  Consolidated Statements of Shareholders' Equity           5

  Consolidated Statements of Cash Flows                   6-7

  Notes to Consolidated Financial Statements             8-16

ADDITIONAL INFORMATION

  Independent Auditor's Report on Additional Information   17

  Marketable Securities                                    18

  Noncurrent Indebtedness of Related Parties -
   Mortgage Loans Receivable                               19

  Supplemental Income Statement Information                20

  Real Estate and Accumulated Depreciation              21-23

  Investments in Mortgage Loans on Real Estate          24-26

  Selected Financial Data                                  27

  Gain from Property Dispositions                          28

  Mortgage Loans                                           29

  Significant Property Acquisitions                        30

  Quarterly Results of Consolidated Operations
   (Unaudited)                                             31

        OTHER SCHEDULES ARE OMITTED DUE TO INAPPLICABILITY

                     INDEPENDENT AUDITOR'S REPORT


Board of Trustees
Investors Real Estate Trust
  and Affiliated Partnerships
Minot, North Dakota

We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended April 30, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Affiliated Partnerships at April 30, 1996 and 1995, and the consolidated results of its operations and cash flows for the years ended April 30, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.


BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota

May 20, 1996

                   INVESTORS REAL ESTATE TRUST
                   AND AFFILIATED PARTNERSHIPS
                   CONSOLIDATED BALANCE SHEETS
                     APRIL 30, 1996 AND 1995


                              ASSETS


                                                                      1995
                                                       1996        (RESTATED)
                                                   ------------   ------------
REAL ESTATE INVESTMENTS
  Property owned                                   $131,447,734   $ 90,892,662
  Less accumulated depreciation                     (13,551,571)   (11,732,655)
                                                   ------------   ------------
                                                   $117,896,163   $ 79,160,007
  Mortgage loans receivable
      - related parties                                    -         1,449,312
      - other                                         4,932,138      4,366,460
  Less - unearned discounts and deferred interest       (18,222)       (34,792)
  - deferred gain from property dispositions           (165,074)      (641,987)
  - allowance for loan losses                          (267,096)      (293,365)
                                                   ------------   ------------
  Total real estate investments                    $122,377,909   $ 84,005,635

OTHER ASSETS
  Cash                                                2,715,274      4,765,445
  Marketable securities                               4,411,857      4,829,809
  Accounts receivable                                    30,269         60,260
  Real estate deposits                                     -           175,000
  Investment in partnership                              85,576        166,955
  Prepaid insurance                                     128,541         99,426
  Tax and insurance escrow                            1,151,527        317,520
  Deferred charges                                      454,685        196,694
                                                   ------------   ------------
TOTAL ASSETS                                       $131,355,638   $ 94,616,744
                                                   ------------   ------------
                                                   ------------   ------------

               LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                      1995
                                                       1996        (RESTATED)
                                                   ------------   ------------

LIABILITIES
  Accounts payable and accrued expenses            $  3,142,190   $  1,922,419
  Mortgages payable                                  71,699,059     49,996,207
  Investment certificates issued                      5,802,469      4,862,464
                                                   ------------   ------------
  Total liabilities                                $ 80,643,718   $ 56,781,090
                                                   ------------   ------------

SHAREHOLDERS' EQUITY
  Shares of beneficial interest (unlimited
    authorization, no par value, 13,258,908
    shares outstanding in 1996 and 11,187,786
    shares outstanding in 1995)                    $ 54,263,917   $ 41,560,587
  Accumulated distributions in excess of
    net income                                       (3,551,997)    (3,724,933)
                                                   ------------   ------------
  Total shareholders' equity                       $ 50,711,920   $ 37,835,654
                                                   ------------   ------------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                             $131,355,638   $ 94,616,744
                                                   ------------   ------------
                                                   ------------   ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                   INVESTORS REAL ESTATE TRUST
                   AND AFFILIATED PARTNERSHIPS
              CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994

                                                      1995           1994
                                        1996        (RESTATED)     (RESTATED)
                                    -----------    -----------    -----------
REVENUE
  Real estate rentals               $17,635,297    $12,280,738    $ 9,765,701
  Interest, discounts and fees        1,024,368      1,520,385      1,817,307
                                    -----------    -----------    -----------
  Total revenue                     $18,659,665    $13,801,123    $11,583,008
                                    -----------    -----------    -----------
EXPENSES
  Interest                          $ 5,547,739    $ 3,484,310    $ 2,652,400
  Depreciation                        2,261,724      1,767,294      1,323,474
  Utilities and maintenance           3,167,560      2,352,968      2,146,120
  Taxes and insurance                 2,065,017      1,220,434      1,054,880
  Property management expenses        1,281,311        779,024        641,054
  Advisory and trustee services         458,019        336,142        304,898
  Operating expenses                    162,588         79,974         46,557
  Amortization                           97,900         20,659         28,199
  Provision for loan losses                -           200,000        250,000
                                    -----------    -----------    -----------
  Total expenses                    $15,041,858    $10,240,805    $ 8,447,582
                                    -----------    -----------    -----------

OPERATING INCOME                    $ 3,617,807    $ 3,560,318    $ 3,135,426

GAIN ON SALE OF PROPERTIES              994,163        407,512         64,962
                                    -----------    -----------    -----------

NET INCOME                          $ 4,611,970    $ 3,967,830    $ 3,200,388
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------

Net income per share:
  Operating income                     $ .30          $ .34          $ .35
  Gain on sale of investments            .08            .04            .01
                                       -----          -----          -----
  Net income                           $ .38          $ .38          $ .36
                                       -----          -----          -----
                                       -----          -----          -----

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                   INVESTORS REAL ESTATE TRUST
                   AND AFFILIATED PARTNERSHIPS
         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
        FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994

                                                     Accumulated
                                       Shares of    Distributions     Total
                                       Beneficial    in excess of  Shareholders'
                                        Interest      Net Income     Equity
                                       -----------   -----------   -----------
BALANCE, MAY 1, 1993, AS
  PREVIOUSLY REPORTED                  $27,663,010   $(3,917,567)  $23,745,443

Adjustment for the cumulative
  effect on prior years of a change
  in the reporting entity                     -         (361,537)     (361,537)
                                       -----------   -----------   -----------
BALANCE, MAY 1, 1993, AS
  RESTATED                             $27,663,010   $(4,279,104)  $23,383,906

Net income                                    -        3,200,388     3,200,388
Dividends distributed                         -       (3,021,061)   (3,021,061)
Dividends reinvested                     1,853,356          -        1,853,356
Sale of shares                           4,580,600          -        4,580,600
                                       -----------   -----------   -----------
BALANCE, APRIL 30, 1994                $34,096,966   $(4,099,777)  $29,997,189
                                       -----------   -----------   -----------
                                       -----------   -----------   -----------
BALANCE, MAY 1, 1994, AS
  PREVIOUSLY REPORTED                  $34,096,966   $(3,776,565)  $30,320,401

Adjustment for the cumulative
  effect on prior years of a change
  in the reporting entity                     -         (323,212)     (323,212)
                                       -----------   -----------   -----------
BALANCE, MAY 1, 1994, AS
  RESTATED                             $34,096,966   $(4,099,777)  $29,997,189

Net income                                    -        3,967,830     3,967,830
Dividends distributed                         -       (3,592,986)   (3,592,986)
Dividends reinvested                     2,175,278          -        2,175,278
Sale of shares                           5,288,343          -        5,288,343
                                       -----------   -----------   -----------
BALANCE, APRIL 30, 1995                $41,560,587   $(3,724,933)  $37,835,654
                                       -----------   -----------   -----------
                                       -----------   -----------   -----------
BALANCE, MAY 1, 1995, AS
  PREVIOUSLY REPORTED                  $41,560,587   $(3,466,443)  $38,094,144

Adjustment for the cumulative
  effect on prior years of a change
  in the reporting entity                     -         (258,490)     (258,490)
                                       -----------   -----------   -----------
BALANCE, MAY 1, 1995,
 AS RESTATED                           $41,560,587   $(3,724,933)  $37,835,654

Net income                                    -        4,611,970     4,611,970
Dividends distributed                         -       (4,439,034)   (4,439,034)
Dividends reinvested                     3,100,988          -        3,100,988
Sale of shares                           9,820,470          -        9,820,470
Shares repurchased                        (218,128)         -         (218,128)
                                       -----------   -----------   -----------
BALANCE, APRIL 30, 1996                $54,263,917   $(3,551,997)  $50,711,920
                                       -----------   -----------   -----------
                                       -----------   -----------   -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                   INVESTORS REAL ESTATE TRUST
                   AND AFFILIATED PARTNERSHIPS
              CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994


                                                        1995           1994
                                          1996       (Restated)     (Restated)
                                     ------------   ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                          $  4,611,970   $  3,967,830   $ 3,200,388
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Depreciation and amortization       2,359,624      1,787,953     1,351,673
    Provision for loan losses                -              -          250,000
    Accretion of discount on contracts    (16,570)       (14,670)     (120,485)
    Gain on sale of properties           (994,163)      (407,512)      (64,962)
    Interest reinvested in investment
     certificates                         161,813        205,491       237,415
    Changes in other assets and
     liabilities:
      Increase in other assets           (273,636)      (119,685)      (39,067)
      Increase in tax and insurance
       escrow                            (834,007)        (3,603)      (49,720)
      Increase (decrease) in accounts
       payable and accrued expenses     1,219,771       (108,444)      163,195
                                     ------------   ------------   -----------
  Net cash provided from operating
   activities                        $  6,234,802   $  5,307,360   $ 4,928,437
                                     ------------   ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturity of
   investment securities              $   417,952   $    441,644   $   992,872
  Principal payments on mortgage
   loans receivable                     2,642,346      4,059,328     4,808,981
  Proceeds from sale of other assets      389,784           -             -

  Payments for acquisition and
   improvement of properties          (32,462,846)   (10,584,694)   (8,372,346)
  Purchase of investment securities          -              -       (3,035,142)
  Investment in mortgage loans
   receivable                          (1,784,981)      (653,952)   (3,159,230)
                                     ------------   ------------   -----------
  Net cash used for investing
   activities                        $(30,797,745)  $ (6,737,674)  $(8,764,865)
                                     ------------   ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of shares       $  9,820,470   $  5,288,343   $ 4,580,600
  Repurchase of shares                   (218,128 )         -             -
  Proceeds from investment
   certificates issued                  1,695,924        947,093       896,657
  Proceeds from mortgages payable      29,025,001      2,092,266     3,453,849
  Loan on margin account                     -              -        2,250,000
  Dividends paid                       (1,338,046)    (1,417,708)   (1,167,705)
  Redemption of investment
   certificates                          (917,732)      (695,803)   (1,488,070)
  Principal payments on mortgage
   loans                              (15,554,717)    (1,979,111)   (1,355,233)
  Payments on margin account                 -              -       (2,250,000)
                                     ------------   ------------   -----------
  Net cash provided from financing
   activities                        $ 22,512,772   $  4,235,080   $ 4,920,098
                                     ------------   ------------   -----------
NET INCREASE (DECREASE) IN CASH      $ (2,050,171)  $  2,804,766   $ 1,083,670

CASH AT BEGINNING OF YEAR               4,765,445      1,960,679       877,009
                                     ------------   ------------   -----------

CASH AT END OF YEAR                  $  2,715,274   $  4,765,445   $ 1,960,679
                                     ------------   ------------   -----------
                                     ------------   ------------   -----------

                                         1996           1995          1994
                                     ------------   ------------   -----------
SUPPLEMENTARY SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES
  Dividends reinvested               $  3,100,988   $  2,175,278   $ 1,853,356
  Real estate investment and
   mortgage loans receivable
   acquired through assumption of
   mortgage loans payable and
   accrual of costs                     8,232,568     15,917,788     9,510,351
  Proceeds from sale of properties
   deposited directly with
   escrow agent                           426,352        940,258          -
  Mortgages paid directly by
   owner of contract                         -           543,598        18,826
  Interest reinvested directly in
   investment certificates                161,813        205,491       237,415

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for:
  Interest paid on mortgages         $  4,642,186   $  3,109,727   $ 2,215,752
  Interest paid on investment
   certificates                           292,660        157,233       192,450
                                     ------------   ------------   -----------
                                     $  4,934,846   $  3,266,960   $ 2,408,202
                                     ------------   ------------   -----------
                                     ------------   ------------   -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                   INVESTORS REAL ESTATE TRUST
                   AND AFFILIATED PARTNERSHIPS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  APRIL 30, 1996, 1995 AND 1994

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS - Investors Real Estate Trust qualifies under Section 856 of the Internal Revenue Code of 1954 as a real estate investment trust. The Trust has properties located throughout the Upper Midwest, with principal offices located in Minot, North Dakota.

  The company invests in commercial and residential real estate, real estate contracts and real estate related governmental backed securities (GNMA).

  PRINCIPALS OF CONSOLIDATION - The consolidated financial statements include the accounts of Investors Real Estate Trust and all limited partnerships in which Investors Real Estate Trust is a general partner and maintains a controlling interest. Due to the immaterial involvement of the limited partners, the trust's general partnership interest provides it with substantial influence over operations of the partnerships. These limited partnerships are as follows:

      Eastgate Properties, Ltd.
      Bison Properties, Ltd.
      First Avenue Building, Ltd.
      Sweetwater Properties, Ltd.
      Hill Park Properties, Ltd.
      Colton Heights, Ltd.

  All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

  ACCOUNTING POLICIES

  USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  PROPERTY OWNED - Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs which do not add to the value or extend the useful life are charged to expense as incurred.

  DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 15 to 40 years for buildings and improvements.

  MORTGAGE LOANS RECEIVABLE are shown at cost less unearned discount. Discounts on contracts are accreted using the straight-line method over the term of the contract which approximates the effective interest method. Deferred gain is recognized as income on the installment method when principal payments are received. Interest income is accrued and reflected in the related balance.

  ALLOWANCE FOR LOAN LOSSES - The Trust evaluates the need for an allowance for loan losses periodically. In performing its evaluation, management assesses the recoverability of individual real estate loans by a comparison of their carrying amount with their estimated net realizable value.

  MARKETABLE SECURITIES - The Trust's investments in securities are classified as securities to be held to maturity. These securities consist of Government National Mortgage Association securities for which the Trust has the positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight line method over the period to maturity which approximates the effective interest method. Gains or losses on marketable securities are recognized on the basis of specific identification.

  INVESTMENT IN PARTNERSHIP - As described in Note 11, the Trust is accounting for its investment in Chateau Properties, Ltd. under the equity method of accounting, wherein the appropriate portion of the earnings or loss is recognized currently. The Trust has a general partnership interest in the limited partnership. Chateau Properties, Ltd. has invested in real estate properties.

  NET INCOME PER SHARE of beneficial interest has been computed based on the weighted average number of shares outstanding during the year.

  INCOME TAXES - The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 95% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

  INCOME RECOGNITION - In accordance with Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate", profit shall be recognized in full when real estate is sold, provided:
    a. The profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated.
    b. The earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.
  Based on the economic climate and the terms of many contracts, the collectibility of the sales price is not reasonably assured as required by Statement of Financial Accounting Standards No. 66. Consequently, the Trust uses the installment method of accounting for profits on several property sales as it more fairly reflects earned revenue.

  Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized in conformity with FASB Statement No. 114, as discussed in Note 4. Rent from leases of real estate is recognized in income as it accrues on the straight-line basis. Advance rental deposits are recorded as deferred income.

NOTE 2 - OFF-BALANCE-SHEET RISK

  The Trust had deposits at Norwest Bank, North Dakota, N.A., and First American Bank which exceeded Federal Deposit Insurance Corporation limits by $1,286,202 and $779,367, respectively, at April 30, 1996.

NOTE 3 - PROPERTY OWNED UNDER LEASE

  Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:

                                                         April 30,1995
                                       April 30, 1996     (Restated)
                                       --------------    -------------
    Residential                         $ 96,029,855     $62,241,542
      Less accumulated depreciation       (9,620,990)     (8,065,367)
                                        ------------     -----------
                                        $ 86,408,865     $54,176,175
                                        ------------     -----------
    Commercial                          $ 35,417,879     $28,651,120
      Less accumulated depreciation       (3,930,581)     (3,667,288)
                                        ------------     -----------
                                        $ 31,487,298     $24,983,832
                                        ------------     -----------
    Remaining cost                      $117,896,163     $79,160,007
                                        ------------     -----------
                                        ------------     -----------

  There were no repossessions during the years ended April 30, 1996 and 1995.

  The above cost of residential real estate owned included construction in progress of $12,544,357 and $3,863,141 as of April 30, 1996 and 1995,
  respectively. The above cost of commercial real estate owned included construction in progress of $968,163 as of April 30, 1995.

  Construction period interest of $690,665 has been capitalized for the year ended April 30, 1996. Construction period interest of $94,313 was capitalized for the year ended April 30, 1995.

  Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $12,286,492, $9,076,477 and $7,313,780 for the years ended April 30, 1996,
  1995 and 1994, respectively.

  Commercial properties are leased to tenants under terms of leases expiring at various dates through 2015. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $25,054, $16,586 and $22,943 for the years ended April 30, 1996, 1995 and 1994, respectively.

  The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 1996, are as follows:

  Year ending April 30,
       1997                    $ 3,155,683
       1998                      2,817,310
       1999                      2,621,910
       2000                      2,564,304
       2001                      2,540,964
       Thereafter               18,461,882
                               -----------
                               $32,162,053
                               -----------
                               -----------

NOTE 4 - MORTGAGE LOANS RECEIVABLE

  Mortgage loans receivable consists of approximately thirty contracts which are collateralized by real estate. Contract terms call for monthly payments of principal and interest. Interest rates range from 7 to 14%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, deferred gains and economic conditions.

  Future principal payments due under the mortgage loan contracts as of April 30, 1996 are as follows:

  Year ending April 30,
       1997                    $ 2,722,999
       1998                      1,002,768
       1999                        195,884
       2000                        104,529
       2001                         71,943
       Later years                 834,015
                               -----------
                               $ 4,932,138
                               -----------
                               -----------

  Details concerning mortgage loans receivable from related parties can be found in Note 9.

  Non-performing mortgage loans receivable were $377,464 at April 30, 1996. These loans are recognized as impaired in conformity with FASB Statement No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. The total allowance for credit losses related to those loans was approximately $151,800 at April 30, 1996. The average balance of impaired loans for the year ended April 30, 1996 was approximately $447,600. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Additional interest income that would have been earned on these loans if they had not been non-performing amounted to approximately $31,600 in 1996. Interest income on non-performing loans recognized on a cash basis amounted to approximately $18,600 in 1996.

NOTE 5 - MARKETABLE SECURITIES

  Marketable securities consist of Governmental National Mortgage Association
  (GNMA) securities bearing interest from 6.5% to 9.5% with maturity dates ranging from May 15, 2016 to June 15, 2023. The details of the amortized cost and approximate market value of marketable securities at April 30, 1996 and 1995 are as follows:

                                     1996                     1995
                           -----------------------   -----------------------
                            Amortized      Fair      Amortized       Fair
                              Cost         Value        Cost         Value
                           ----------   ----------   ----------   ----------
  GNMA
  Due after 10 years       $4,411,857   $4,282,445   $4,829,809   $4,588,905
                           ----------   ----------   ----------   ----------
                           ----------   ----------   ----------   ----------

  The amortized cost and estimated market values with unrealized gains and losses of marketable securities at April 30, 1996 and 1995 are as follows:

   1996                                    Gross       Gross
   ----                     Amortized   Unrealized   Unrealized     Fair
  Issuer                      Cost         Gains       Losses       Value
                           ----------   ----------   ----------   ----------
    GNMA                   $4,411,857   $     -      $  129,412   $4,282,445
                           ----------   ----------   ----------   ----------
                           ----------   ----------   ----------   ----------

   1995                                    Gross       Gross
   ----                     Amortized   Unrealized   Unrealized      Fair
  Issuer                      Cost         Gains       Losses       Value
                           ----------   ----------   ----------   ----------
    GNMA                   $4,829,809   $     -      $  240,904   $4,588,905
                           ----------   ----------   ----------   ----------
                           ----------   ----------   ----------   ----------

  There were no realized gains or losses on sales of securities for the years ended April 30, 1996, 1995 and 1994.

NOTE 6 - MORTGAGES PAYABLE

  Mortgages payable as of April 30, 1996, included mortgages on properties owned totaling $71,327,918, and mortgages of $371,141 on property sold on contract. The carrying value of the related real estate owned was $106,653,490 and the carrying value of the related mortgage loans receivable was $905,752 as of April 30, 1996.

  Mortgages payable as of April 30, 1995, included mortgages on properties owned totaling $48,134,856, and mortgages of $1,861,351 on property sold on contract. The carrying value of the related real estate owned was $74,840,061 and the carrying value of the related mortgage loans receivable was $1,990,167 as of April 30, 1995.

  Monthly installments are due on the mortgages with interest rates ranging from 7.19% to 10.25% and with varying maturity dates thru November 30, 2034.

  The aggregate amount of required future principal payments on mortgages payable is as follows:

     Years ending April 30,
       1997                 $ 2,165,211
       1998                   2,155,476
       1999                   2,223,016
       2000                   2,193,352
       2001                   2,302,104
       Later years           60,659,900
                            -----------
       Total payments       $71,699,059
                            -----------
                            -----------

NOTE 7 - INVESTMENT CERTIFICATES ISSUED

  The Trust has placed investment certificates with the public. The interest rates vary from 7% to 11% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30 are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

    DUE IN YEARS ENDING APRIL 30

         1997               $ 3,111,167
         1998                   672,693
         1999                   930,624
         2000                 1,008,839
         2001                    79,146
                            -----------
                            $ 5,802,469
                            -----------
                            -----------

NOTE 8 - DEFERRED GAIN FROM PROPERTY DISPOSITIONS

  Deferred gain represents gain from property dispositions that have been reported on the installment method. With the installment method of reporting, the proportionate share of the gain is recognized at the point cash is received. Deferred gain recognized on the installment basis was $54,788, $15,499, and $69,380 for the years ended April 30, 1996, 1995 and
  1994, respectively.


NOTE 9 - TRANSACTIONS WITH RELATED PARTIES

  Mr. Roger R. Odell and Mr. Thomas A. Wentz, Sr., officers and shareholders of the Trust, are partners in Odell-Wentz & Associates, the advisor to the Trust. Under the Advisory Contract between the Trust and Odell-Wentz & Associates, the Trust pays an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 1996, Odell-Wentz & Associates received total fees under said agreement of $484,086. The fees for April 30, 1995 were $339,128, and for April 30, 1994 were $350,812. For the years ended April 30, 1996, 1995 and 1994, the Trust has capitalized $115,993, $49,323 and $95,772, respectively, of these fees, with the remainder of $368,093, $289,805 and $255,040, respectively, expensed as advisory and trustee fees on the statement of operations. The advisor is obligated to provide office space, staff, office equipment and computer services and other services necessary to conduct the business affairs of the Trust.

  Investors Management and Marketing (IMM) provides property management services to the Trust. Roger R. Odell is a shareholder in IMM. IMM received $281,717, $212,018 and $170,870 for services rendered for years ended April 30, 1996, 1995 and 1994, respectively. In addition, IMM owed the Trust $118,137 at April 30, 1995. This receivable was paid in November, 1995.

  Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger R. Odell is also a shareholder in Inland National Securities. Fees for services totaled $269,656 for the year ended April 30, 1996, $272,615 for the year ended April 30, 1995, and $507,036 for the year ended April 30, 1994.

  The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Sr. is a partner totaling $23,488, $4,890 and $4,692 for the years ended April 30, 1996, 1995 and 1994, respectively.

  The Trust had a mortgage loan receivable from Jenner Properties 1978, a limited partnership in which Roger R. Odell and Thomas A. Wentz, Sr. are investors. This contract was paid off during the year ended April 30, 1995.

  The Trust had a mortgage loan receivable from Chateau Properties, Ltd., a limited partnership, in which the Trust is a general partner as described in Note 1 and Note 11. This contract was paid off during the year ended April 30, 1996. The contract balance at April 30, 1995 was $1,331,175.

  Investment certificates issued by the Trust to officers and trustees totaled $1,258,133 at April 30, 1996 and $1,179,324 at April 30, 1995.


NOTE 10 - MARKET PRICE RANGE OF SHARES

  Investors Real Estate Trust shares are traded on the Over-The-Counter-Market, with sales handled by Inland National Securities, 21 South Main, Minot, North Dakota and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, North Dakota. The price range is as follows:

                                      Bid                 Ask
                                ---------------     ---------------
                                 Low       High      Low       High
                                -----     -----     -----     -----
    1994                        $5.22     $5.49     $5.80     $6.10
    1995                         5.49      5.89      6.10      6.40
    1996                         5.89      6.30      6.40      6.85

NOTE 11 - CHANGE IN THE REPORTING ENTITY

  The consolidated financial statements have previously included the accounts of Investors Real Estate Trust and all limited partnerships in which the Trust was a general partner and maintained a controlling interest. Due to the control exerted by the Trust in their position as general partner and the limited liability of the other partners involved, all limited partnerships were included in the consolidated financial statements. For the current year ended April 30, 1996, the control exerted over Chateau Properties, Ltd. has been reduced to a level not requiring consolidation under current accounting guidelines. As of April 30, 1996, the Trust is accounting for its interest in Chateau Properties, Ltd. under the equity method of accounting. Prior period financial statements included in this report have been restated to properly reflect this change in the reporting entity.

  The effect of the change in the reporting entity on income previously reported is shown as follows:

                                        Increase (Decrease)
                                      -----------------------
                                         1995          1994
                                      ---------     ---------
    Assets                            $(274,250)    $(338,300)
    Liabilities                         (15,760)      (15,088)
    Shareholders' equity               (258,490)     (323,212)
    Income before extraordinary
      item and net income                (3,278)      (42,675)
    Earnings per share                     -             -


NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    Mortgage loans receivable - Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities.

    Cash - The carrying amount approximates fair value because of the short maturity of those instruments.

    Marketable securities - The fair values of these instruments are estimated based on quoted market prices for these instruments.

    Mortgages payable - For variable rate loans that reprice frequently, fair values are based on carrying values. The fair value of fixed-rate loans is estimated based on the discounted cash flows of the loans using current market rates.

    Investment certificates issued - The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits with similar remaining maturities.

    Accrued interest payable - The carrying amount approximates fair value because of the short-term nature of when interest will be paid.

  The estimated fair values of the Company's financial instruments are as follows:

                                                    1995
                                         -------------------------
                                          Carrying        Fair
                                            Amount        Value
                                         -----------   -----------
    FINANCIAL ASSETS
       Mortgage loans receivable         $ 4,932,138   $ 4,949,278
       Cash                                2,715,274     2,715,274
       Marketable securities               4,411,857     4,282,445

    FINANCIAL LIABILITIES
       Mortgages payable                 $71,699,059   $70,694,035
       Investment certificates issued      5,802,469     5,692,317
       Accrued interest payable              656,080       656,080

                          ADDITIONAL INFORMATION

      INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION






Board of Trustees
Investors Real Estate Trust
  and Affiliated Partnerships
Minot, North Dakota


Our report on our audit of the basic consolidated financial statements of Investors Real Estate Trust and Affiliated Partnerships for the years ended April 30, 1996, 1995 and 1994, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 18 through 31 related to the 1996, 1995 and 1994 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for information on page 31 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended April 30, 1996, 1995 and 1994, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1993, and 1992, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1993 and 1992, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 26 relating to the 1993 and 1992 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.




BRADY, MARTZ & ASSOCIATES, P.C.

May 20, 1996

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                           APRIL 30, 1996 AND 1995


Schedule I
MARKETABLE SECURITIES

                    APRIL 30, 1996            APRIL 30, 1995
               -----------------------   -----------------------
                PRINCIPAL                PRINCIPAL
                 AMOUNT       MARKET      AMOUNT        MARKET
               ----------   ----------   ----------   ----------
GNMA Pools     $4,411,857   $4,282,445   $4,829,809   $4,588,905
               ----------   ----------   ----------   ----------
               ----------   ----------   ----------   ----------

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                           APRIL 30, 1996 AND 1995


Schedule IV
NONCURRENT INDEBTEDNESS OF RELATED PARTIES

MORTGAGE LOANS RECEIVABLE

                              BEGINNING                             ENDING
                               BALANCE     ADDITIONS  DEDUCTIONS    BALANCE
                              ----------   ---------  ----------    -------
Year ended April 30, 1996

  Chateau Properties, Ltd.    $1,331,175    $    -    $1,331,175   $        -
  Investors Management
   and Marketing                 118,137         -       118,137            -
                              ----------    ------    ----------   ----------
                              $1,449,312    $    -    $1,449,312   $        -
                              ----------    ------    ----------   ----------
                              ----------    ------    ----------   ----------

Year ended April 30, 1995 (Restated)

  Chateau Properties, Ltd.    $1,358,413    $    -    $  (27,238)  $1,331,175
  Jenner Properties
   1978, Ltd.                    543,598         -      (543,598)           -
  Investors Management
   and Marketing                 119,793         -        (1,656)     118,137
                              ----------    ------    ----------   ----------
                              $2,021,804    $    -    $  572,492   $1,449,312
                              ----------    ------    ----------   ----------
                              ----------    ------    ----------   ----------

                        INVESTORS REAL ESTATE TRUST
                        AND AFFILIATED PARTNERSHIPS
             FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994


Schedule X
SUPPLEMENTAL INCOME STATEMENT INFORMATION

                                        CHARGED TO COSTS AND EXPENSES
                                ------------------------------------------
                                   1996            1995            1994
                                ----------      ----------      ----------
ITEM
  Maintenance and repairs       $1,702,365      $1,338,236      $1,236,251
  Taxes, other than payroll
   and income taxes
    Property taxes               1,873,720       1,078,712         928,600
  Royalties                              *               *               *
  Advertising costs                      *               *               *

  * Less than 1 percent of total revenues

                        INVESTORS REAL ESTATE TRUST
                        AND AFFILIATED PARTNERSHIPS
                              APRIL 30, 1996

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                                             COST CAPITALIZED
                                                                                SUBSEQUENT
                                               INITIAL COST TO TRUST          TO ACQUISITION
                                             ---------------------------  ----------------------
                                                          BUILDINGS AND                 CARRYING
 DESCRIPTION                  ENCUMBRANCES      LAND       IMPROVEMENTS   IMPROVEMENTS    COSTS
 -----------                  ------------   -----------  --------------  ------------- --------
Apartments:
  Hutchinson                   $     6,577   $    24,772   $    332,250    $   46,314      $ -
  Century - Williston            2,700,000       200,000      3,166,750       198,755        -
  Beulah                                 -         6,360        336,589        78,734        -
  Century - Dickinson            1,595,000       100,000      1,564,598        77,021        -
  Waseca, MN                             -        40,000        634,737       131,957        -
  Virginia                           2,378        37,600        163,036        16,447        -
  Parkway                                -         7,000         40,738        34,648        -
  4301-4313 9th Ave.               546,353        52,870        908,727        36,045        -
  Marshall                         135,872        35,000        275,000        89,278        -
  Scottsbluff                      196,024        60,000        570,000        80,039        -
  Oak Manor                        238,264        25,000        225,000        35,917        -
  177 10th Ave. E                  234,661        40,000        318,109         2,768        -
  312 12th Ave. NW                  45,670        20,000        236,750             -        -
  405 Grand Avenue                       -        13,584        157,211         1,089        -
  Sweetwater                       251,014        90,767      1,208,847        54,616        -
  Bison                            152,946       100,210      1,348,127        41,798        -
  Eastgate                               -        23,917      1,490,181       179,091        -
  Colton Heights                   381,682        80,000        734,286         2,275        -
  Hill Park                      1,470,000       224,750      2,562,296        35,430        -
  Candlelight Apts.                539,961        80,040        757,977             -        -
  Forest Park                    4,177,577       810,000      5,579,164       207,100        -
  Oakwood Estates                2,250,000       342,800      2,783,950       196,555        -
  Prairie Winds                  1,388,480       144,097      1,816,011             -        -
  Crestview Apts.                2,880,049       235,000      4,290,031        47,848        -
  Pointe West                    2,395,789       240,000      3,537,775        34,828        -
  Oxbow Apts.                    3,565,000       404,072      4,494,441        44,137        -
  96 Units, Billings, MT                 -       655,985      3,098,103             -        -
  49 units, Bismarck, ND         1,382,528       143,500      2,244,100             -        -
  South Pointe, Minot, ND                -       275,000      4,514,552             -        -
  Stonehill, St. Cloud, MN       8,186,235       939,000     10,167,355             -        -
  Pine Cone, Ft. Collins, CO    10,645,576       904,545     12,167,093             -        -
  South View, Minot, ND                  -       185,000        468,585           363
  1112 32nd Ave. S                 414,283        50,000        543,147             -        -
  South Winds                    3,721,568       400,000      5,033,683             -        -
  Columbia Park - G.F. Phase I           -       700,000      2,673,754             -        -
  Southpointe, Minot Phase II    2,775,212       275,000      4,015,062             -        -
  Circle 50 - Billings,MT                -       491,247              -             -        -
  Columbia Park - G.F. Phase II          -       661,855              -             -        -
Office Buildings:
  114 S. Main                       18,389        27,055         76,076           774        -
  408 1st St. SE                         -        10,000         34,836         2,037        -
  401 South Main                         -        70,600        334,308        69,778        -
  Lester Building                        -        25,000        243,916             -        -
  First Avenue                           -        30,000        219,496       530,321        -
  Creekside                        946,452       311,310      1,088,149       171,676        -
Commercial:
  Arrowhead Shopping Center        145,277       100,359      1,063,925     1,233,130        -
  Superpumper, Emerado, ND               -        25,000        225,564        46,500        -
  Superpumper, Langdon, ND               -        59,674        151,500        28,038        -
  Superpumper, Bottineau, ND             -        15,000        186,013       100,000        -
  Superpumper, Crookston, MN             -        13,125        214,152       201,500        -
  Superpumper, Grand Forks, ND           -        80,000        405,007             -        -
  Superpumper, New Town                  -        69,900        180,100             -        -
  Pioneer Hi-Bred                  350,023        56,925        548,075        48,876        -
  Lindberg Building                851,838       198,000      1,154,404       103,385        -
  Superpumper, Sidney, MT                -        12,000        108,600             -        -
  Hutchinson Tech                2,470,548       244,800      4,029,426       154,800        -
  Minot Plaza                            -        50,000        452,898             -        -
  Smith's, Boise, ID             3,629,797       765,000      4,874,576             -        -
  Midco Theatre, Grand
   Forks, ND                     1,703,010       183,515      2,359,721         2,500        -
  Pet Foods, Fargo, ND             834,130       324,148        927,570        25,058        -
  Barnes & Noble, Fargo, ND      4,828,123       540,000      2,752,012             -        -
  Stone Container, Fargo, ND     3,271,632       440,251      4,498,235             -        -
  Barnes & Noble, Omaha, NE              -       600,000      3,099,101             -        -
                               -----------   -----------   ------------    ----------      ---
                               $71,327,918   $13,370,633   $113,685,675    $4,391,426      $ -
                               -----------   -----------   ------------    ----------      ---
                               -----------   -----------   ------------    ----------      ---

                       INVESTORS REAL ESTATE TRUST
                       AND AFFILIATED PARTNERSHIPS

Schedule XI (Continued)

                                           GROSS AMOUNT AT WHICH
                                         CARRIED AT CLOSE OF PERIOD
                                 -----------------------------------------
                                                                                                    LIFE ON WHICH
                                                BUILDINGS                                           LATEST INCOME
                                                   AND                      ACCUMULATED     DATE      STATEMENT
DESCRIPTION                          LAND      IMPROVEMENTS      TOTAL      DEPRECIATION  ACQUIRED   IS COMPUTED
- -----------                      -----------   ------------   ------------  ------------  --------  -------------
Apartments:
  Hutchinson                     $    25,551   $    377,785   $    403,336   $   188,006    1977    33 1/2-40 years
  Century - Williston                274,970      3,290,535      3,565,505       964,800    1985      35-40 years
  Beulah                              78,327        343,356        421,683       269,854    1983      15-40 years
  Century - Dickinson                126,738      1,614,881      1,741,619       450,420    1986      35-40 years
  Waseca, MN                          40,000        766,694        806,694       241,601    1987    27 1/2-40 years
  Virginia                            37,600        179,483        217,083        51,821    1987    27 1/2-40 years
  Parkway                             11,446         70,940         82,386         8,762    1988       5-40 years
  4301-4313 9th Ave.                  66,912        930,730        997,642       180,492    1988        40 years
  Marshall                            35,360        363,918        399,278        58,166    1988        40 years
  Scottsbluff                         60,000        650,039        710,039       118,134    1988        40 years
  Oak Manor                           29,012        256,905        285,917        41,121    1989        40 years
  177 10th Ave. E                     40,218        320,659        360,877        52,012    1989        40 years
  312 12th Ave. NW                    20,000        236,750        256,750        38,472    1989        40 years
  405 Grand Avenue                    14,674        157,210        171,884        21,579    1991        40 years
  Sweetwater                          94,270      1,259,960      1,354,230       897,854    1972      20-33 years
  Bison                              100,210      1,389,925      1,490,135     1,029,078    1972      25-33 years
  Eastgate                            28,638      1,664,551      1,693,189     1,214,428    1970        33 years
  Colton Heights                      80,000        736,561        816,561       300,453    1984        33 years
  Hill Park                          245,653      2,576,823      2,822,476       982,436    1985        33 years
  Candlelight Apts.                   80,040        757,977        838,017        66,323    1993        40 years
  Forest Park                        811,954      5,784,310      6,596,264       497,045    1993        40 years
  Oakwood Estates                    342,800      2,980,505      3,323,305       254,287    1993        40 years
  Prairie Winds                      144,097      1,816,011      1,960,108       158,901    1993        40 years
  Crestview Apts.                    235,000      4,337,879      4,572,879       268,725    1994        40 years
  Pointe West                        240,000      3,572,603      3,812,603       221,546    1994        40 years
  Oxbow Apts.                        404,072      4,538,578      4,942,650       169,094    1994        40 years
  96 units, Billings, MT             655,985      3,098,103      3,754,088             -
  49 units, Bismarck, ND             143,500      2,244,100      2,387,600        26,505    1995        40 years
  South Pointe, Minot, ND            275,000      4,514,552      4,789,552        52,943    1995        40 years
  Stonehill, St. Cloud, MN           939,000     10,167,355     11,106,355       127,092    1995        40 years
  Pine Cone, Ft. Collins, CO         904,545     12,167,093     13,071,638       304,177    1994        40 years
  South View, Minot, ND              185,000        468,948        653,948        19,889    1994        40 years
  1112 32nd Ave. SW                   50,000        543,147        593,147         6,789    1996        40 years
  South Winds                        400,000      5,033,683      5,433,683        62,921    1996        40 years
  Columbia Park - G.F. Phase I       700,000      2,673,754      3,373,754             -    1996        40 years
  Southpointe, Minot Phase II        275,000      4,015,062      4,290,062             -    1996        40 years
  Circle 50 - Billings,MT            491,247              -        491,247             -    1996        40 years
  Columbia Park - G.F. Phase II      661,855              -        661,855             -    1996        40 years
Office Buildings:
  114 S. Main                         27,829         76,076        103,905        68,347    1978        20 years
  408 1st St. SE                      10,016         36,857         46,873        18,256    1986      19-40 years
  401 South Main                      70,722        403,964        474,686       101,657    1987     31 1/2-40 years
  Lester Building                     25,000        243,916        268,916        45,912    1988        40 years
  First Avenue                        67,711        712,106        779,817       275,265    1981        33 years
  Creekside                          311,310      1,259,825      1,571,135       130,347    1992        40 years
Commercial:
  Arrowhead Shopping Ctr.            100,412      2,297,002      2,397,414     1,993,595    1973      15-40 years
  Superpumper, Emerado, ND            25,000        272,064        297,064       121,328    1986      19-40 years
  Superpumper, Langdon, ND            59,674        179,538        239,212        45,527    1987     31 1/2-40 years
  Superpumper, Bottineau, ND          15,000        286,013        301,013        43,271    1989         40 years
  Superpumper, Crookston, MN          13,125        415,652        428,777        59,074    1988         40 years
  Superpumper
    Grand Forks, ND                   80,000        405,007        485,007        55,688    1991         40 years
  Superpumper, New Town, ND           69,900        180,100        250,000        20,261    1992         40 years
  Pioneer Hi-Bred                     56,925        596,951        653,876        62,336    1992         40 years
  Lindberg Building                  198,000      1,257,789      1,455,789       132,113    1992         40 years
  Superpumper, Sidney, MT             12,000        108,600        120,600         9,502    1993         40 years
  Hutchinson Tech                    244,800      4,184,226      4,429,026       358,406    1993         40 years
  Minot Plaza                         50,000        452,898        502,898        39,629    1993         40 years
  Smith's, Boise, ID                 765,000      4,874,576      5,639,576       304,661    1994         40 years
  Midco Theatre, Grand Forks, ND     183,515      2,362,221      2,545,736        88,521    1994         40 years
  Pet Foods, Fargo, ND               324,148        952,628      1,276,776        35,097    1994         40 years
  Barnes & Noble, Fargo, ND          540,000      2,752,012      3,292,012       103,200    1994         40 years
  Stone Container, Fargo, ND         440,251      4,498,235      4,938,486        55,113    1995         40 years
  Barnes & Noble, Omaha, NE          600,000      3,099,101      3,699,101        38,739    1995         40 years
                                 -----------   ------------   ------------   -----------
                                 $13,639,012   $117,808,722   $131,447,734   $13,551,571
                                 -----------   ------------   ------------   -----------
                                 -----------   ------------   ------------   -----------

                        INVESTORS REAL ESTATE TRUST
                        AND AFFILIATED PARTNERSHIPS


Schedule XI (Continued)


Reconciliations of total real estate carrying value for the three years ended April 30, 1996, 1995 and 1994 are as follows:

                                                   1995          1994
                                     1996        (RESTATED)    (RESTATED)
                                 ------------   -----------   -----------
Balance at beginning of year     $ 90,892,662   $63,861,793   $46,319,398
Additions during year
  - acquisitions                   40,660,975    27,371,289    17,094,188
  - improvements                      635,791       344,255       448,207
                                 ------------   -----------   -----------
                                 $132,189,428   $91,577,337   $63,861,793
Deductions during year
  - cost of real estate sold         (741,694)     (684,675)            -
                                 ------------   -----------   -----------
Balance at close of year         $131,447,734   $90,892,662   $63,861,793
                                 ------------   -----------   -----------
                                 ------------   -----------   -----------


Reconciliations of accumulated depreciation for the three years ended April 30, 1996, 1995 and 1994 are as follows:

                                                   1995          1994
                                     1996        (RESTATED)    (RESTATED)
                                 ------------   -----------   -----------
Balance at beginning of year     $ 11,732,655   $10,097,374   $ 8,773,900
Additions during year
  - provisions for depreciation     2,261,724     1,767,294     1,323,474
Deduction during year
  - accumulated depreciation
      on real estate sold            (442,808)     (132,013)            -
                                 ------------   -----------   -----------
Balance at close of year         $ 13,551,571   $11,732,655   $10,097,374
                                 ------------   -----------   -----------
                                 ------------   -----------   -----------

                        INVESTORS REAL ESTATE TRUST
                        AND AFFILIATED PARTNERSHIPS
                               APRIL 30, 1996


Schedule XII
INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

                              INTEREST    FINAL MATURITY   PAYMENT      PRIOR
                                RATE          DATE          TERMS       LIENS
                              --------    --------------   -------      -----
RESIDENTIAL
  Billings, MT - 144 units       9%           9-1-98       Monthly        -
  Higley Heights, Phoenix, AZ    8%           3-31-04      Monthly        -
  North Park - Writer Corp.      14%          1-4-98       Monthly        -
  Centerbrooke Homes             12%          1-14-94      Monthly        -
  Marcella Knutt                 11%          6-1-08       Monthly        -
  Sweetwater Springs                                       Balloon
    Retirement Center            9%           7-15-96      Payment        -
  Melanie Bentsinger             8%           6-1-25       Monthly        -
  Rolland Hausman                9%           2-1-16       Monthly        -
  Other  - over $100,000         9-10 1/4%    5-1-96 to
                                                8-1-07     Monthly        -
         - from $50,000-99,999   8-12%        7-1-96 to
                                                1-1-00     Monthly        -
         - from $20,000-49,999   8-12%        9-1-97 to
                                                12-1-03    Monthly        -
         - less than $20,000     7-12%        9-4-97 to
                                                3-1-02     Monthly

Total

Less   - Unearned discounts
       - Deferred gain from property dispositions
       - Allowance for bad debts

                                             PRINCIPAL AMOUNT
        FACE             CARRYING          OF LOANS SUBJECT TO
     AMOUNTS OF         AMOUNTS OF         DELINQUENT PRINCIPAL
     MORTGAGES          MORTGAGES               OR INTEREST
    ------------        ----------         --------------------
     $ 1,500,000        $  320,938               $      -
         809,786           681,032                      -
       1,550,000           618,810                      -
       1,900,000           205,512                141,345
         300,000           236,880                      -

       2,810,000         1,254,810                      -
         217,761           216,154                      -
         315,659           314,710                      -

         678,814           448,029                      -

       1,340,381           360,998                  3,473

         768,088           252,315                      -

         293,304            21,950                      -
     -----------        ----------               --------

     $12,483,793        $4,932,138               $144,818
     -----------                                 --------
     -----------                                 --------
                           (18,222)
                          (165,074)
                          (267,096)
                        ----------
                        $4,481,746
                        ----------
                        ----------

                                                     1995          1994
                                       1996       (RESTATED)    (RESTATED)
                                    -----------   -----------   -----------

MORTGAGE LOANS RECEIVABLE,
  BEGINNING OF YEAR                 $ 5,815,772   $11,212,354   $12,869,463

 New participations in and advances
  on mortgage loans                   1,790,070       653,952     3,170,698
                                    -----------   -----------   -----------
                                    $ 7,605,842   $11,866,306   $16,040,161
Collections                          (2,647,434)   (5,850,534)   (4,827,807)
Write-off through allowance             (26,270)     (200,000)            -
                                    -----------   -----------   -----------
MORTGAGE LOANS RECEIVABLE,
  END OF YEAR                       $ 4,932,138   $ 5,815,772   $11,212,354
                                    -----------   -----------   -----------
                                    -----------   -----------   -----------

                       INVESTORS REAL ESTATE TRUST
                       AND AFFILIATED PARTNERSHIPS
                         SELECTED FINANCIAL DATA

                                                            YEAR ENDED APRIL 30
                              --------------------------------------------------------------------
                                                1995          1994          1993           1992
                                  1996       (RESTATED)    (RESTATED)    (RESTATED)     (RESTATED)
                              ------------   -----------   -----------   -----------   -----------
Consolidated Income Statement Data
  Revenue                     $ 18,659,665   $13,801,123   $11,583,008   $ 8,048,916   $ 6,955,404
  Operating income               3,617,807     3,560,318     3,135,426     2,222,313     1,612,231
  Gain on repossession/
     sale of investments           994,163       407,512        64,962       145,165        34,408
  Net income                     4,611,970     3,967,830     3,200,388     2,367,478     1,646,639


Consolidated Balance Sheet Data
  Total real estate
   investments                $122,377,909   $84,005,635   $63,972,042   $49,492,380   $33,707,171
  Total assets                 131,355,638    94,616,744    72,391,548    54,248,011    38,555,050
  Shareholders' equity          50,711,920    37,835,654    29,997,189    23,347,449    18,420,243

Consolidated Per Share Data
  Operating income            $        .30   $       .34   $       .35   $       .28   $       .23
  Gain on repossession/
     sale of investments               .08           .04           .01           .01           .00
  Dividends                            .37           .34           .33           .31           .30
Tax status of dividend
  Capital gain                         1.6%         11.0%          7.4%          4.1%          1.0%
  Ordinary income                     98.4%         89.0%         92.6%         74.0%         67.8%
  Return of capital                    0.0%          0.0%          0.0%         21.9%         31.2%

                       INVESTORS REAL ESTATE TRUST
                       AND AFFILIATED PARTNERSHIPS
                      APRIL 30, 1996, 1995 AND 1994



GAIN FROM PROPERTY DISPOSITIONS

                              TOTAL
                            ORIGINAL   UNREALIZED    REALIZED    REALIZED   REALIZED
PROPERTY                      GAIN      4/30/96      4/30/96     4/30/95    4/30/94
- --------                    --------   ----------    --------    --------   --------
Brooklyn Addition *         $ 25,000    $  4,000     $  1,000    $  1,000   $ 1,000
1411 South 20th *             34,696           -        1,177       3,292     3,039
1302 South 19 1/2 *           87,669      22,444        6,215       5,739     5,299
600 Maple *                   60,025           -       41,253         859       766
406 17th Street - Mandan *   233,522     138,629        5,143       4,609     4,131
1320 19 1/2 South*            74,424           -            -           -    50,727
419 and 404 - Minot           82,053           -            -      82,053         -
Yankton, SD                  305,542           -            -     305,542         -
108 4th Avenue SE - Minot    173,211           -      173,244           -         -
Mobridge, SD                 293,035           -      293,035           -         -
Lantern Court                 50,971           -       50,971           -         -
Chateau                      684,914           -      422,125       4,418         -
                                        --------     --------    --------   -------
                                        $      -     $994,163    $407,512   $64,962
                                        --------     --------    --------   -------
                                        --------     --------    --------   -------

  * The gain from the sale of these properties is being realized based on the installment method. The amount of deferred gain realized was $476,913, $19,917 and $64,962 for the years ended April 30, 1996, 1995 and 1994, respectively.

                        INVESTORS REAL ESTATE TRUST
                        AND AFFILIATED PARTNERSHIPS
                               APRIL 30, 1995

MORTGAGE LOANS

                                               FINAL       PERIODIC                   CARRYING     DELINQUENT
                                INTEREST      MATURITY     PAYMENT     FACE AMOUNT    AMOUNT OF     PRINCIPAL
                                  RATE          DATE        TERMS      OF MORTGAGE    MORTGAGES    OR INTEREST
                                --------      --------     --------    -----------   -----------   -----------
Arrowhead Shopping
  Center, Minot, ND              10.00%       10-1-97       Monthly    $ 1,152,278   $   145,277      $    -
Century Apartments, Williston,
  196 unit complex                7.50         3-1-06       Monthly      2,700,000     2,700,000           -
Century Apartments, Dickinson,
  120 unit complex                7.50         3-1-06       Monthly      1,595,000     1,595,000           -
Colton Heights Assoc.,
  Billings, MT                    9.00         3-1-97       Monthly      1,291,000       142,541           -
Sweetwater Properties,
  Grafton, Devils                             2003 to
  Lake, 114 units                 9.75         2004         Monthly        914,138       251,014           -
Bison Properties,
  Jamestown, Carrington,
  Cooperstown,                                1999 to
  125 units                      10.00         2000         Monthly      1,001,650       152,946           -
Hill Park Properties, Ltd.
  Bismarck, ND, 96 units          7.50         3-1-06       Monthly      1,470,000     1,470,000           -
Colton Heights, Ltd.
  Minot, ND, 18 units             9.50         1-1-00       Monthly        730,000       381,682           -
Residential Properties,
  Single family -              7.50 to       6-1-96 to
  36 unit complexes              10.50         3-1-03       Monthly      4,017,631     1,634,398           -
Commercial Properties,
  Retail stores                   9.00         5-1-98       Monthly         97,500        18,389           -
Pioneer Hi-Bred,
  Moorhead, MN                   8.625         11-1-01      Monthly        425,000       350,023           -
Creekside Office Complex
  Billings, MT                    8.35         12-1-16      Monthly      1,023,750       946,482           -
Hutchinson Tech
  Sioux Falls, SD                 8.50         8-1-99       Monthly      2,800,000     2,470,548           -
Candlelight Apts.                 8.25         12-1-04      Monthly        578,000       539,961           -
Oakwood Apts.                     7.50         3-1-06       Monthly      2,250,000     2,250,000           -
Prairie Winds                     7.19         5-1-18       Monthly      1,470,000     1,388,452           -
Forest Park                       9.75         5-1-03       Monthly      4,500,000     4,177,577           -
Pointe West Apts.                 8.34         1-1-14       Monthly      2,625,000     2,395,789           -
Crestview Apts.                   8.30         1-1-14       Monthly      3,150,000     2,880,049           -
Midco Theatre                     8.65         7-1-14       Monthly      1,750,000     1,703,009           -
Oxbow, Sioux Falls, SD            7.50         3-1-06       Monthly      3,565,000     3,565,000           -
Smith's Home Furnishings          9.75         3-29-03      Monthly      3,750,000     3,629,797           -
Lindberg Building                 8.50         4-1-00       Monthly        950,000       851,838           -
Barnes & Noble, Fargo, ND         7.98        11-20-10      Monthly      4,900,000     4,828,123           -
Pine Cone                        7.125        12-20-34      Monthly     10,685,215    10,645,576           -
1112 32nd Ave. SW - 18 plex       9.00         9-1-10       Monthly        425,000       414,283
West Stonehill, St. Cloud, MN     9.21        2-1-98 to
                                               1-1-00       Monthly      8,232,569     8,186,235           -

North Pointe Apts, Bismarck, ND   8.18         8-1-15       Monthly      1,400,000     1,382,528           -
Southpointe Apts, I, Minot, ND    8.01         9-1-15       Monthly      2,800,000     2,775,212           -
Southwind Apts, Grand Forks, ND   7.84         11-1-10      Monthly      3,780,000     3,721,568           -
Stone Container, Fargo, ND        8.25         12-1-10      Monthly      3,300,000     3,271,632           -
Pet Food Warehouse, Fargo, ND     8.31         12-1-10      Monthly        840,000       834,130           -
                                                                       -----------   -----------      ------
                                                                       $80,168,731   $71,699,059      $    -
                                                                       -----------   -----------      ------
                                                                       -----------   -----------      ------

                        INVESTORS REAL ESTATE TRUST
                        AND AFFILIATED PARTNERSHIPS
                              APRIL 30, 1996




SIGNIFICANT PROPERTY ACQUISITIONS


Acquisition for cash and assumptions of mortgages
  Commercial:
    Barnes & Noble, Omaha, NE **                     $ 3,627,206
    Store Container, Fargo, ND **                      4,042,217
                                                     -----------
                                                     $ 7,669,423
                                                     -----------

  Apartments:
    96 Units, Billings, MT *                         $ 3,727,440
    North Pointe, Bismarck, ND **                        927,450
    South Point I, Minot, ND **                        2,727,085
    West Stonehill, St. Cloud, MN **                  10,765,830
    1112 - 32nd Avenue SW, Minot, ND                     593,147
    Columbia Park Phase I, Grand Forks, ND *           3,373,754
    Southwinds, Grand Forks, ND                        5,433,683
    South Point II, Minot, ND *                        4,290,061
    Circle 50, Billings, MT *                            491,247
    Columbia Park II, Grand Forks, ND *                  661,855
                                                     -----------
                                                     $32,991,552
                                                     -----------

Total                                                $40,660,975
                                                     -----------
                                                     -----------


* Property not placed in service at April 30, 1996. Additional costs are still to be incurred.

** Represents costs to complete a project started in year ending April 30, 1995.

                        INVESTORS REAL ESTATE TRUST
                        AND AFFILIATED PARTNERSHIPS
         QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (UNAUDITED)


                                          QUARTER ENDED
                         -------------------------------------------------
                          7-31-95      10-31-95     1-31-96       4-30-96
                         ----------   ----------   ----------   ----------
Revenues                 $3,782,061   $4,715,186   $5,104,409   $5,058,009
Income before gains on
  sale of investments     1,009,468    1,058,136    1,082,506      467,697
Net gain on sale of
 investments                      -            -      522,001      472,162
Net income                1,009,468    1,058,136    1,604,507      939,859

Per share
  Income before gains
   on sale of
   investments                  .09          .09          .09          .04

  Net gain on sale of
   investments                    -            -          .04          .04

                                          QUARTER ENDED
                         -------------------------------------------------
                          7-31-94      10-31-94     1-31-95       4-30-95
                         ----------   ----------   ----------   ----------
Revenues                 $3,247,910   $3,529,364   $3,492,941   $3,530,908
Income before gains on
  sale of investments       794,755    1,066,229    1,014,011      685,323
Net gain on sale of
 investments                      -      305,543            -      101,969
Net income                  794,755    1,371,772    1,014,011      787,292

Per share
  Income before gains
   on sale of
   investments                  .07          .10          .10          .07

  Net gain on sale of
    investments                   -          .03            -          .01

                                          QUARTER ENDED
                         -------------------------------------------------
                          7-31-93      10-31-93     1-31-94       4-30-94
                         ----------   ----------   ----------   ----------
Revenues                 $2,619,795   $2,831,487   $2,898,989   $3,232,737
Income before gains on
  sale of investments       841,939      852,618      872,875      567,994
Net gain on sale of
 investments                      -            -            -       64,962
Net income                  841,939      852,618      872,875      632,956

Per share
  Income before gains
   on sale of
   investments                  .10          .10          .10          .05
  Net gain on sale of
    investments                   -            -            -          .01

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.

Legal:                                          $25,000
Printing:                                         1,500
Accounting:                                       1,000
Registration Fees:                                2,500
                                                -------
                                                $30,000

ITEM 31.  SALES TO SPECIAL PARTIES

There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

The shares of Beneficial Interest of IRET are sold in the over-the-counter market only within the State of North Dakota by Inland National Securities, Inc., 21 South Main, Minot, ND 58701, and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, ND 58701. Set forth below, by quarter-year, are the total number of IRET shares sold and repurchased and the high and low reported sales prices for the past three years:

  CALENDAR                      NO. OF          BID            ASKED
    YEAR      MONTHS         SHARES SOLD    LOW     HIGH    LOW    HIGH
  ---------   ------         -----------    ----    ----    ----   ----
    1993   January-March       241,353      5.02    5.10    5.70   5.80
    1993   April-June          230,068      5.10    5.19    5.80   5.90
    1993   July-September      140,339      5.10    5.19    5.90   5.90
    1993   October-December    181,613      5.16    5.28    5.90   6.00
    1994   January-March       250,167      5.20    5.37    6.00   6.10
    1994   April-June          163,347      5.20    5.37    6.10   6.10
    1994   July-September      134,529      5.37    5.63    6.10   6.25
    1994   October-December    335,518      5.63    5.89    6.25   6.40
    1995   January-March       210,106      5.89    5.89    6.40   6.40
    1995   April-June          137,766      5.89    6.03    6.40   6.55
    1995   July -September     452,665      5.89    6.03    6.40   6.55
    1995   October-December    466,447      5.89    6.16    6.40   6.70

IRET shares are sold on the primary market only for cash to bona-fide residents of the State of North Dakota by Inland National Securities, Inc., and Financial Advantage Brokerage Services, Inc., which are securities dealers registered with the State of North Dakota. IRET claims exemption from the registration of its shares of Beneficial Interest under the Securities Act of 1933 under Section 3(a)(11) of said Act. All securities have been offered and sold only to persons resident within the State of North Dakota. The Trust is organized and doing business within North Dakota.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing provisions of the Trust provide nonliability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides no insurance coverage for the errors or omissions of Board members, officers or the Advisor.

The Advisor currently maintains no insurance coverage for its errors or omissions as Advisor to the Trust.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement



    FINANCIAL STATEMENT FILED                  INCLUDED IN PROSPECTUS
    -------------------------                  ----------------------
Financial Statement by Investors Real          See F-1 through F-34
Estate Trust for the period ended
April 30, 1996, prepared by Brady
Martz & Associates, P.C., Certified
Public Accountants



b)  Exhibit Index

    DESCRIPTION OF EXHIBIT                            LOCATION
    ----------------------                            --------
    (1)  Security Sales Agreements             Attached as E-2 through E-5

    (2)  Plan of acquisition,                  Not Applicable
         reorganization, arrangement,
         liquidation or succession

    (3)  (i)  Articles of Incorporation        Declaration of Trust,
         (ii) By-Laws                          dated 7/31/70, and First
                                               Amendment thereto dated
                                               8/26/70, and Second
                                               Amendment thereto dated
                                               7/11/74, filed as
                                               Exhibit 3 to Form 10
                                               filed for the Registrant
                                               (File No. 0-14851) and
                                               incorporated herein by
                                               reference

    (4)  Instruments defining the              See #3
         rights of security holders,
         including indentures

    (5)  Opinion re legality                   Attached as E-6 through E-7

    (6)  Opinion re discount on                Not Applicable
         capital shares

    (7)  Opinion re liquidation                Not Applicable
         preference

    (8)  Opinion re tax matters                Not Applicable

    (9)  Voting trust agreement                Not Applicable

    (10) Material Contracts                    Advisory Agreement with
                                               the Registrant and
                                               Odell-Wentz &
                                               Associates, filed as
                                               Exhibit 10 to said Form
                                               10 and incorporated
                                               herein by reference
                                               (File No. 0-14851)

    (11) Statement re computation              Not Applicable
         of per share earnings

    (12) Statement re computation              Not Applicable
         of ratios

    (15) Letter re unaudited                   Not Applicable
         interim financial information

    (16) Letter re change in                   Not Applicable
         certifying accountant

    (21) Subsidiaries of the                   List of affiliated
         Registrant                            partnerships filed as
                                               Item 7 of Form 10 filed
                                               for the Registrant
                                               (File No. 0-14851) and
                                               incorporated herein by
                                               reference

    (23) Consent of experts and counsel        Attached as E-8 through E-9
         (a)  Pringle & Herigstad, P.C.
         (b)  Brady Martz & Associates, P.C.

    (24) Power of Attorney                     Not Applicable

    (25) Statement of eligibility              Not Applicable
         of trustee

    (27) Financial Data Schedule               Attached as E-1

    (99) Additional Exhibits                   Not Applicable


                           UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.

                                  INVESTORS REAL ESTATE TRUST


                                  BY /s/  Thomas A. Wentz
                                    -----------------------------------------
                                     Thomas A. Wentz
                                     Its Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.


        SIGNATURE                 TITLE                          DATE
        ---------                 -----                          ----

/s/  Thomas A. Wentz
- -----------------------------  Vice-President and Trustee    July 1, 1996
Thomas A. Wentz


/s/  Ralph A. Christensen
- -----------------------------  Trustee and Chairman          July 1, 1996
Ralph A. Christensen


/s/  Mike F. Dolan
- -----------------------------  Trustee and Vice Chairman     July 1, 1996
Mike F. Dolan


/s/  Patrick G. Jones
- -----------------------------  Trustee                       July 1, 1996
Patrick G. Jones


/s/  Timothy P. Mihalick
- -----------------------------  Secretary                     July 1, 1996
Timothy P. Mihalick


/s/  J. Norman Ellison
- -----------------------------  Trustee                       July 1, 1996
J. Norman Ellison


/s/  Daniel L. Feist
- -----------------------------  Trustee                       July 1, 1996
Daniel L. Feist


/s/ C. Morris Anderson
- -----------------------------  Trustee                       July 1, 1996
C. Morris Anderson


/s/  Jeff Miller
- -----------------------------  Trustee                       July 1, 1996
Jeff Miller